UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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National Western Life Insurance Company

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National Western Life Insurance Company
850 East Anderson Lane
Austin, Texas 78752-1602
(512) 836-1010

May 3, 2013
To Our Shareholders:

We cordially invite you to attend the 2013 Annual Meeting of Shareholders of National Western Life Insurance Company to be held on Friday, June 28, 2013 at 9:00 a.m., local time, at the Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554.

Pursuant to the rules of the Securities and Exchange Commission, we are using the "Notice and Access" method of providing proxy materials to you via the Internet. We believe this process will provide you with a convenient way to access your proxy materials and vote your shares, while also allowing us to reduce associated printing and distribution costs and help us conserve our resources. On or about May 3, 2013, we will mail to our shareholders of record a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2012 Annual Report and vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2012 Annual Report.

Each of the Notice of Internet Availability of Proxy Materials that will be mailed and the Notice of Annual Meeting of Shareholders and proxy statement contained herein identifies the items planned to be addressed at the Annual Meeting. We encourage you to read the Notice of Internet Availability of Proxy Materials, the Notice of Annual Meeting of Shareholders, and the proxy statement so that you may be informed about the business to come before the meeting.

Your participation in our business is important, regardless of the number of shares you own. As such, we encourage you to cast your vote via the Internet or by telephone, or, if you previously requested paper copies of the proxy materials, by completing the accompanying proxy and returning it in the prepaid envelope provided.

We look forward to seeing you on June 28, 2013.

Sincerely,

/S/ Robert L. Moody
Robert L. Moody
Chairman of the Board
and Chief Executive Officer

National Western Life Insurance Company
850 East Anderson Lane
Austin, Texas 78752-1602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of National Western Life Insurance Company:

The 2013 Annual Meeting of Shareholders (“Annual Meeting”) of National Western Life Insurance Company (the “Company” or “National Western”) will be held on Friday, June 28, 2013 at the Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554 at 9:00 a.m. local time for the following purposes:

1.To elect three designees of holders of Class A Stock and six designees of holders of Class B Stock, for a total of nine members for election to the board of directors, who shall hold office until the next annual shareholders’ meeting or until their respective successors have been elected or appointed;
2.To ratify the appointment of the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;
3.To approve the Executive Officer Bonus Program; and
4.To transact other business that may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

These items are fully described in the proxy statement, which is part of this notice. The Company has not received notice of other matters that may be properly presented at the Annual Meeting.

Pursuant to the rules of the Securities and Exchange Commission, National Western has elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, beginning on or about May 3, 2013, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the record date of April 22, 2013. All shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referenced in the Notice of Internet Availability of Proxy Materials as of the date of mailing of the Notice of Internet Availability of Proxy Materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: Copies of the proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2012, are available at http://www.cstproxy.com/nationalwesternlife/2013.

The Board of Directors of the Company has fixed the close of business on April 22, 2013 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.  A complete list of shareholders will be open to examination by any shareholder for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at the offices of the Company at 850 East Anderson Lane, Austin, Texas 78752-1602 for ten (10) days prior to the Annual Meeting.  If you would like to view the shareholder list, please call the Company Secretary at (512) 836-1010 to schedule an appointment.  The list will also be available at the Annual Meeting and may be inspected by any shareholder who is present.

Regardless of the number of shares of National Western Life Insurance Company common stock you hold, as a shareholder your vote is important and the Board of Directors of the Company strongly encourages you to exercise your right to vote.  To ensure your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting.

By Order of the Board of Directors

May 3, 2013	/S/ James P. Payne
James P. Payne
Senior Vice President and Secretary

IMPORTANT

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO VOTE VIA THE INTERNET OR BY PHONE, OR REQUEST PAPER COPIES OF THE PROXY MATERIALS AND COMPLETE, SIGN, DATE, AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE ANNUAL MEETING.

National Western Life Insurance Company
850 East Anderson Lane
Austin, Texas 78752-1602
(512) 836-1010

PROXY STATEMENT FOR
2013 ANNUAL MEETING OF SHAREHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: Copies of this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2012 are available at http://www.cstproxy.com/nationalwesternlife/2013.

This proxy statement and the accompanying proxy are being made available to shareholders on or about May 3, 2013 in connection with the solicitation by the Board of Directors (the “Board of Directors”) of National Western Life Insurance Company of proxies to be used at the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of National Western Life Insurance Company to be held on Friday, June 28, 2013 at the Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554 at 9:00 a.m. local time.  Our principal executive offices are located at 850 East Anderson Lane, Austin, Texas 78752-1602.  Unless the context requires otherwise, references in this proxy statement to “National Western,” “the Company,” “we,” “us,” or “our” refer to National Western Life Insurance Company.

QUORUM AND VOTING

Holders of record of our Class A common stock, par value $1.00 per share (the “Class A Stock”), and our Class B common stock, par value $1.00 per share (the “Class B Stock” and, together with the Class A Stock, the “Common Stock”), at the close of business on April 22, 2013, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.  As of April 22, 2013, there were 3,434,763 shares of Class A Stock outstanding, held by 3,822 holders of record and 200,000 shares of Class B Stock outstanding, held by two holders of record.  The number of holders does not include any beneficial owners for whom shares of Common Stock may be held in “nominee” or “street” name.

Shareholders of record at the close of business on April 22, 2013 will be entitled to vote at the Annual Meeting.  Each shareholder is entitled to one vote per share held by such holder on all matters coming before the Annual Meeting, except as otherwise described below.

Article 4 of the Amended and Restated Articles of Incorporation of the Company provides that the Class A stockholders have the exclusive right to elect one-third (1/3) of the members of the Board of Directors, plus one director for any remaining fraction, and that the Class B stockholders have the exclusive right to elect the remaining members of the Board of Directors.  In view of Robert L. Moody’s ownership, as of April 22, 2013, of more than 99% of the Class B Stock outstanding, as well as Mr. Moody’s ownership of 34.3% of the Class A Stock outstanding (see Stock Ownership table below), Mr. Moody holds the voting power to elect a majority of the Board of Directors.  The Company is considered to be a controlled company and Mr. Moody is the controlling shareholder.

The presence, in person or by proxy, of the holders of one-half (1/2) of the total of each of the Class A Stock and the Class B Stock will constitute a quorum at the Annual Meeting.  If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time without further notice, other than announcement at the Annual Meeting, until a quorum is present.  At such reconvened Annual Meeting at which a quorum is present, any business may be transacted as originally noticed.  Abstentions and broker non-votes (shares held by a broker or nominee that does not have the authority to vote on a matter, and has not received instructions from the beneficial owner) are counted as present in determining whether the quorum requirement is met.

Our Amended and Restated Bylaws require the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting for all matters to be determined at the Annual Meeting, other than the election of directors, including Proposal Two to ratify the appointment of KPMG LLP as our independent registered public accounting firm and Proposal Three to approve the Executive Officer Bonus Program.  On these proposals, abstentions and broker non-votes will have the effect of a vote against the proposals. Our governing documents provide that directors are elected by a plurality vote of each class of stock voting separately.

The Inspector of Elections for the Annual Meeting will be James P. Payne, our Senior Vice President - Secretary, and he will tabulate the votes.  We will announce preliminary voting results at the Annual Meeting.  The final official voting results from the Annual Meeting will be disclosed in a Current Report on Form 8-K to be filed within four business days after the Annual Meeting.

You may vote your proxy by Internet, telephone, or mail, as explained below.  Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Daylight Savings Time, on June 27, 2013.  Voting your proxy does not limit your right to vote in person should you decide to attend the Annual Meeting.  The law of Colorado, under which National Western is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections of the Annual Meeting can determine that such electronically transmitted proxy was authorized by the shareholder.  If your shares are held in the name of a broker, bank, or other holder of record, you will be provided voting instructions from the holder of record. If you vote by Internet or telephone, please do not mail in a proxy card.

•Internet.  Access the Internet voting site at http://www.cstproxy.com/nationalwesternlife/2013.  Follow the on-screen instructions and be sure to have the control number listed on your proxy card available when you access the Internet voting site.  Please note that shareholders that vote by Internet must bear all costs associated with electronic access, including Internet access fees.
•Telephone.  Dial the toll free number found on your proxy card.  Follow the voice prompts and be sure to have the control number listed on your proxy card available when you call.
•Mail. If you requested printed copies of the proxy materials, you may vote by mail by simply marking, signing, dating, and returning the proxy card in the postage-prepaid envelope provided for your convenience.

If a shareholder properly uses the Internet voting procedures described on the proxy card, or calls the toll-free telephone number, or completes, signs, dates, and returns the proxy card, by 7:00 p.m., Eastern Daylight Savings Time, on June 27, 2013, his, her, or its shares will be voted at the Annual Meeting in accordance with his, her, or its instructions.  If a shareholder returns a proxy card unsigned, his, her, or its vote cannot be counted.  If a shareholder signs and dates a proxy card, but does not fill out the voting instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the Board of Directors’ recommendations, as follows:

•FOR the election of each of the nominees to the Board of Directors to hold office until the next annual shareholders’ meeting or until their respective successors have been elected or appointed;
•FOR the ratification of the appointment of the firm of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and
•FOR the approval of the Executive Officer Bonus Program.

In addition, if any other matters properly come before the Annual Meeting, James P. Payne, our Senior Vice President -Secretary, the named proxy, has discretionary authority to vote on those matters in accordance with his best judgment.  The Board of Directors is not currently aware of any other matters that may come before the Annual Meeting.

REVOCABILITY OF PROXY

The proxy is for use at the Annual Meeting if a shareholder will be unable to attend in person.  The proxy (whether submitted by mail, telephone, or Internet) may be revoked by a shareholder at any time before it is exercised on the date of the Annual Meeting by:

•executing and delivering a written notice of revocation to the Secretary of National Western at our principal executive offices;
•submitting a later-dated proxy by Internet in the manner specified above, by telephone in the manner specified above, or in writing to the Secretary of National Western at our principal executive offices; or
•attending and voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not revoke a proxy unless a shareholder provides written notice of revocation to the Secretary of National Western before the proxy is exercised or unless the shareholder votes his or her shares in person at the Annual Meeting.  Street name holders that vote by proxy may revoke their proxies by informing the holder of record in accordance with that entity’s procedures.

SOLICITATION

This solicitation is made on behalf of the Board of Directors.  The cost of preparing, assembling, printing, and mailing the Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, this proxy statement, the proxy card, and any additional materials, as well as the cost of soliciting the proxies will be borne by us, including reimbursement paid to brokerage firms and other custodians, nominees, and fiduciaries for reasonable costs incurred in forwarding the proxy materials to, and solicitation of proxies from, the beneficial owners of shares held by such persons.  The solicitation will be made initially by mail.  Our Board of Directors may later decide to make further solicitations by mail, telephone, telex, electronic mail, facsimile, or personal calls by our directors, officers, and employees. We will not pay additional compensation to our directors, officers, and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The information provided below sets forth certain information as of April 22, 2013, regarding (i) the ownership of voting securities of the Company by each person who is known to the management of the Company to have been the beneficial owner of more than five percent (5%) of the outstanding shares of the Company’s Class A Stock or Class B Stock; (ii) the ownership interest of each director of the Company; (iii) the ownership interest of the named executive officers of the Company; (iv) the ownership interest of officers and directors of the Company as a group; and (iv) the total number of stock options outstanding for all such persons and entities.  Insofar as is known to the Company, each such person, entity, or group has sole voting and investment power with respect to all such shares of Class A Stock and Class B Stock, except as may otherwise be noted.

For purposes of the tables below, the amounts and percentages of Class A Stock and Class B Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including through the exercise of options or warrants.  Beneficial ownership also includes securities that are the subject of a voting trust, proxy, power of attorney, or other similar agreement.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Owners of More Than 5% of Our Common Stock

Based solely upon filings made with the SEC, the following persons are the only persons known by us to own beneficially more than 5% of the outstanding shares of Class A Stock or Class B Stock as of April 22, 2013.  Percent of class is calculated based on 3,434,763 shares of Class A Stock and 200,000 shares of Class B Stock outstanding as of April 22, 2013.

Name and Address of Beneficial Owners	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Robert L. Moody(1)	Class A Stock	1,185,596	34.3%
2302 Post Office Street, Suite 702	Class B Stock	198,074	99.0%
Galveston, Texas

(1) Robert L. Moody is Chairman of the Board of Directors and Chief Executive Officer of the Company.  Mr. Moody is the controlling shareholder of the Company, and he holds the voting power to elect more than a majority of the members of the Board of Directors.  Of the Class A Stock listed as owned, 26,500 shares are issuable upon the exercise of stock options that are either currently exercisable or that will become exercisable within 60 days of April 22, 2013.

Directors and Executive Officers

Except under applicable community property laws or as otherwise indicated in the footnotes to the table below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.  The address of all directors and executive officers in this table is c/o National Western Life Insurance Company, 850 East Anderson, Austin, Texas 78752-1602.  Ownership amounts are as of April 22, 2013.    Percent of class is calculated based on 3,434,763 shares of Class A Stock and 200,000 shares of Class B Stock outstanding as of April 22, 2013.

Directors and Officers	Title of Class	Amount and Nature of Beneficial Ownership†		Percent of Class

Directors and Named Executive Officers:
Robert L. Moody	Class A Stock	1,185,596		34.3%
	Class B Stock	198,074		99.0%

Ross R. Moody	Class A Stock	20,962		+
	Class A Stock	625	*	+
	Class B Stock	481.5	*	+

Charles D. Milos	Class A Stock	10,428		+

Directors and Officers	Title of Class	Amount and Nature of Beneficial Ownership†		Percent of Class

Directors:
Stephen E. Glasgow	Class A Stock	1,220		+

E. Douglas McLeod	Class A Stock	4,000		+

Frances A. Moody-Dahlberg	Class A Stock	3,850		+
	Class A Stock	625	*	+
	Class B Stock	481.5	*	+

Russell S. Moody	Class A Stock	3,850		+
	Class A Stock	625	*	+
	Class B Stock	481.5	*	+

Louis E. Pauls, Jr.	Class A Stock	2,910		+

E. J. Pederson	Class A Stock	2,100		+

Named Executive Officers:
S. Christopher Johnson	Class A Stock	600		+

Brian M. Pribyl	Class A Stock	1,800		+

Directors and Executive	Class A Stock	1,244,591		35.6%
Officers as a Group	Class B Stock	199,518.5		99.8%
(16 Persons)

* Shares are owned indirectly through the Three R Trusts.  The Three R Trusts are four Texas trusts for the benefit of the children of Mr. Robert L. Moody (Robert L. Moody, Jr., Ross R. Moody, Russell S. Moody, and Frances A. Moody-Dahlberg).  The Three R Trusts own a total of 2,500 shares of Class A Stock and 1,926 shares of Class B Stock.

+ Indicates ownership of less than one percent of the class.
† Class A Stock includes the below noted number of shares, and those of non Named Executive Officers, that are issuable upon the exercise of stock options that are either currently exercisable or that will become exercisable within 60 days of April 22, 2013.

Robert L. Moody – 26,500
Ross R. Moody – 15,312
Charles D. Milos – 4,600
Stephen E. Glasgow – 1,200
E. Douglas McLeod – 2,000
Frances A. Moody-Dahlberg – 2,000
Russell S. Moody – 2,000
Louis E. Pauls, Jr. – 2,000
E.J. Pederson – 2,000
Brian M. Pribyl – 1,800
S. Christopher Johnson – 600

PROPOSAL 1:   ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall consist of a minimum of seven directors and a maximum of twenty-seven directors.  The Board of Directors currently consists of nine members.  A Board of Directors composed of nine persons is recommended by the Board of Directors to be elected at the 2013 Annual Meeting to serve until the next Annual Meeting of Shareholders, or until their successors have been duly elected and qualified.  Article 4 of the Amended and Restated Articles of Incorporation of the Company provides that the Class A stockholders shall have the exclusive right to elect one-third of the Board of Directors, plus one director for any remaining fraction, and that the Class B stockholders shall have the exclusive right to elect the remaining members of the Board of Directors.  Accordingly, the Board of Directors recommends the election of three Class A nominees and six Class B nominees indicated below.  The plurality of each class of stock voting separately will be necessary to elect the directors of that particular class.  It is the intention of the persons named in the enclosed proxy to vote for the nominees of the particular class, unless the proxy has been marked to withhold authority to vote for the nominees.  The Amended and Restated Bylaws of the Company do not permit cumulative voting for directors.

It is the intention of the persons named in the proxy, in the absence of a contrary direction, to vote FOR the election of each of the nine persons named in this proxy statement as nominees for director for a one-year term expiring at the 2014 Annual Meeting of Shareholders or until their successors are duly elected and qualified or until their earlier death, resignation, or removal.

Nominees for the Board of Directors

Our nominees for the election of directors include three independent directors, as defined by the NASDAQ Listing Rules, and three members of our senior management.  The names of the nominees for election as a director to serve until the 2014 Annual Meeting of Shareholders, or until their earlier resignation or removal, and certain additional information with respect to each of them, are set forth below.  The nominees have consented to be named in this proxy statement and to serve as directors, if elected.  Except as indicated in “Relationships among Directors and Executive Officers” below, there are no family relationships among any of our executive officers or the director nominees.

If, at the time of or prior to the Annual Meeting, any of the nominees is unable or declines to serve, the persons named as proxies may use the discretionary authority provided in the proxy to vote for a substitute or substitutes designated by the Board of Directors.  If the proxy has been marked to withhold authority to vote for the nominees, the proxy will not then be voted either for or against such substitute nominees.  The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Class A Nominees

Name of Director	Principal Occupation During Last Five Years and Directorships	Class Nominee	Age	Director Since

Robert L. Moody	Chairman of the Board and Chief	Class A	77	1963
(1) (3)	Executive Officer of the Company

Stephen E. Glasgow	Partner, G-2 Development, L.P.	Class A	50	2004
(2) (4)	Austin, Texas

E. J. Pederson	Interim President, Texas A&M	Class A	65	1992
(2) (4)	Health Science Center and Interim
	Vice Chancellor for Health Affairs,
	Texas A&M University System

Class B Nominees

Name of Director	Principal Occupation During Last Five Years and Directorships	Class Nominee	Age	Director Since

Ross R. Moody	President and Chief Operating Officer	Class B	50	1981
(1) (3)	of the Company

E. Douglas McLeod	Director of Development, The Moody	Class B	71	1979
	Foundation, Galveston, Texas

Charles D. Milos	Senior Vice President of the Company	Class B	67	1981
(1) (3)

Frances A. Moody-Dahlberg	Executive Director,	Class B	43	1990
	The Moody Foundation,
	Dallas, Texas

Russell S. Moody	Investments, League City, Texas	Class B	51	1988

Louis E. Pauls, Jr.	President, Louis Pauls & Company;	Class B	77	1971
(2) (4)	Investments, Galveston, Texas

(1)	Member of Executive Committee.

(2)	Member of Audit Committee.

(3)	Member of Investment Committee.

(4)	Member of Compensation and Stock Option Committee.

There are no arrangements or understandings pursuant to which any director was elected.  All directors hold office for a term of one year or until their successors are elected and qualified.

Class A Nominees

ROBERT L. MOODY
Chairman of the Board and Chief Executive Officer of the Company from 1963-1968, 1971-1980, and 1981-Present; Chief Executive Officer of American National Insurance Company ("ANICO") (insurance services) since 1991 and Chairman of the Board since 1982; Director of American National Insurance Company since 1960; Chairman of the Board, Chief Executive Officer, and Director of Moody National Bank (banking services); and Trustee of The Moody Foundation (charitable and educational foundation) since 1955.  Mr. Moody’s tenure as Chief Executive Officer affords him extensive insight into the Company’s operations and qualifies him to serve as Chairman of our Board of Directors.

STEPHEN E. GLASGOW
Managing Partner of Texas GSA Holdings, LP, G-2 Development, LP, and RAM Investments, real estate development and investment companies, since 2006, 2003, and 1990, respectively.  Mr. Glasgow has developed and built a variety of different projects, including residential subdivisions, single and multi-family products, commercial office buildings, retail centers, and government properties.  Mr. Glasgow’s independence, experience, and financial acumen qualify him to serve as a member of our Board of Directors.

E. J. PEDERSON
Interim President, Texas A&M Health Science Center and Interim Vice Chancellor for Health Affairs, The Texas A&M University System as of October 9, 2012; Management consultant from January 2007 to October 2012; Executive Vice President, The

University of Texas Medical Branch, Galveston from 1986-2007; Vice President Business Affairs of the University of Texas at San Antonio from 1984-1986; and Vice President Business Affairs of the University of Texas at Dallas from 1980-1984.  Mr. Pederson’s combination of independence, financial expertise, and experience qualify him to serve as a member of our Board of Directors.

Class B Nominees

ROSS R. MOODY
President and Chief Operating Officer of the Company since 1992; Director, Officer, and/or Manager of various Company subsidiaries; Trustee of The Moody Foundation (charitable and educational foundation); and Director of the following indirect subsidiaries of American National Insurance Company (American National Property and Casualty Company, American National General Insurance Company, ANPAC Louisiana Insurance Company, Pacific Property and Casualty Company, Farm Family Holdings, Inc., Farm Family Life Insurance Company, United Farm Family Insurance Company, Farm Family Casualty Insurance Company, and American National County Mutual Insurance Company).  Mr. Moody’s experience as our President and Chief Operations Officer provides him with significant insight into our operations and qualifies him to serve as a member of our Board of Directors.

E. DOUGLAS McLEOD
Director of Development of The Moody Foundation (charitable and educational foundation) since 1982; Chairman and Director of Moody Gardens, Inc. (charitable corporation); Attorney; Advisory Director of American National Insurance Company, Galveston, Texas; Director of ANREM Corporation (American National Insurance Company subsidiary real estate management corporation); Vice President and Director of Colonel Museum, Inc. (charitable organization); Director, San Jacinto Musuem of History (charitable organization); Past Director and past Chairman of Center for Transportation and Commerce (charitable organization); Past Director and Executive Board Member, South Texas College of Law (law school); Past Member of State House of Representatives of the State of Texas (terms ended January 1983). Mr. McLeod’s experience as an attorney and public official, including as a state legislator, as well as experience in real estate development and non-profit administration allow him to provide a varied set of problem-solving skills and valuable insight to the Company as a member of our Board of Directors.

CHARLES D. MILOS
Senior Vice President – Mortgage Loans and Real Estate of the Company since 1983; Director, officer, and/or manager of various Company subsidiaries; and President of Regent Care Management and Regent Care Management Services since 2005.  Mr. Milos was Vice President of Seal Fleet, Inc. from 1981-1983 and an Investment Analyst for the Company from 1976-1981.  Mr. Milos’ considerable experience as a senior officer of the Company, along with his understanding of its operations, qualifies him to serve as a member of our Board of Directors.

FRANCES ANNE MOODY-DAHLBERG
Executive Director of The Moody Foundation (charitable and educational foundation) since January 1998; Coordinator, Charitable Requests for the Company since March 15, 2010; a Trustee of The Moody Foundation since February 2004; Director of American National Insurance Company since 1987; Past Director of Gal-Tex Hotel Corporation (hotel management corporation) from March 2000 to December 2003; and past Director of The Moody Endowment (charitable corporation) from 1991 to February 2004.  Mrs. Moody-Dahlberg’s significant director experience affords her with the qualities necessary to serve as a member of our Board of Directors.

RUSSELL S. MOODY
Investments, League City, Texas; Director of American National Insurance Company, since 1986; and past Director of Gal-Tex Hotel Corporation (hotel management company) from March 2000 to December 2003.  Mr. Moody’s longstanding directorships provide him with the experience and understanding to qualify him to serve as a member of our Board of Directors.

LOUIS E. PAULS, JR.
Owner and President of Louis Pauls & Co., a municipal bond and investment firm, since 1958.  Mr. Paul’s longstanding business knowledge and experience directing the management of our Company qualifies him to serve as a member of the Board of Directors.

The Board of Directors recommends that you vote “FOR” the election of the nominees for director to serve until the 2014 Annual Meeting of Shareholders.  All proxies executed and returned will be voted “FOR” the nominees unless the proxy specifies otherwise.

EXECUTIVE OFFICERS

The following persons are our executive officers, serving at the discretion of the Board of Directors, as of April 22, 2013.  Except as set forth below, there are no family relationships among any of our executive officers or nominees for director.

Name	Age	Position Held (Date Appointed to Position)

Robert L. Moody	77	Chairman of the Board and Chief Executive Officer (1963-1968, 1971-1980, 1981), Director

Ross R. Moody	50	President and Chief Operating Officer (1992), Director

S. Christopher Johnson	44	Senior Vice President - Chief Marketing Officer (2006)

Kitty Kennedy Nelson	64	Senior Vice President - Chief Actuary (2012)

Carlos A. Martinez	48	Senior Vice President - International Marketing (2012)

Charles D. Milos	67	Senior Vice President - Mortgage Loans and Real Estate (1990), Director

James P. Payne	68	Senior Vice President - Secretary (1998)

Brian M. Pribyl	54	Senior Vice President - Chief Financial Officer and Treasurer (2001)

Patricia L. Scheuer	61	Senior Vice President - Chief Investment Officer (1992)

Thomas F. Kopetic	53	Vice President - Controller and Assistant Treasurer (2010)

The biographies for Robert L. Moody, our Chairman of the Board and Chief Executive Officer, Ross R. Moody, our President and Chief Operating Officer, and Charles D. Milos, our Senior Vice President – Mortgage Loans and Real Estate, are listed above under the heading “Nominees for the Board of Directors.”

All of our executive officers listed above have served in various executive capacities with the Company for more than five years, except as described below.

There are no arrangements or understandings pursuant to which any officer was elected. All officers hold office for a term of one year or until their successors are elected and qualified, unless otherwise specified by the Board of Directors.

S. CHRISTOPHER JOHNSON
Mr. Johnson has been our Senior Vice President – Chief Marketing Officer since 2006.  Mr. Johnson was Senior Regional Vice President of Allstate - Lincoln Benefit Life from 1999 to 2006; Senior Sales Representative with Mutual of Omaha from 1998 to 1999; Field Sales Manager of Financial Brokerage from 1995 to 1998; Agent/Consultant with Financial Facts & Services from 1994 to 1995; and Branch Manager of Hooper Holmes/Portamedic from 1993 to 1994.

KITTY KENNEDY NELSON
Mrs. Nelson has been our Senior Vice President – Chief Actuary since January 2013. Mrs. Nelson was our Vice President - Valuation Actuary from January 2007 to December 2012 and our Assistant Vice President - Associate Actuary from November 2002 to December 2006. Prior to joining National Western, Mrs. Nelson was with G.P. Monnin Consulting, Inc. in Austin from February to November 2002; was Senior Vice President and Chief Operations Officer with Americo Life, Inc. from 1998 to 2000; and was with United Companies Life Insurance Company a.k.a United Life & Annuity Insurance Company from 1984-1998, holding the title of Executive Vice President, Chief Administrative Officer and Chief Actuary from 1993 to1998.

DR. CARLOS A. MARTINEZ
Dr. Martinez has been our Senior Vice President – International Marketing since June 2012. Dr. Martinez was Vice President - International Sales Development from May 2009 to June 2012, Assistant Vice President then Vice President of International New Business and Risk Selection from April 2004 to May 2009, and Senior Underwriter for the International Market from February 1997 to April 2004; prior to joining the Company, Dr. Martinez held the position of lead International Underwriter for Great Southern Life from 1996 to 1997 and for Citizens Life Insurance Company from 1994 to 1996.

JAMES P. PAYNE
Mr. Payne has been Senior Vice President – Secretary since 1998.  Mr. Payne was Vice President – Secretary of the Company from October 1994 to 1998, self employed from July 1993 to October 1994, Vice President of Government Relations for United American Insurance Company from February 1991 to July 1993, started as General Counsel and then also became President and CEO of Great Republic Insurance Company from July 1990 to February 1991, Vice President, Secretary, and General Counsel of Reserve Life Insurance Company from February 1983 to July 1990, and employed by Lone Star Life Insurance Company from February 1975 to February 1983, where he ultimately served as Vice President, Secretary, and General Counsel.

BRIAN M. PRIBYL
Mr. Pribyl has been Senior Vice President – Chief Financial Officer and Treasurer since 2001.  Mr. Pribyl was an Executive Vice President – Chief Financial Officer, Treasurer and Secretary for Interstate Assurance Company from July 1990 to April 2001, and an Audit Manager for Price Waterhouse from 1983 to 1990.

PATRICIA L. SCHEUER
Ms. Scheuer has been Senior Vice President – Chief Investment Officer since 1992.  She was a Fixed Income Manager for Texas Permanent School Fund from February 1988 to August 1992, a Sr. Financial Analyst for Public Utility Commission of Texas from December 1984 to February 1988, and a Management Consultant for Deloitte Haskins & Sells from July 1983 to November 1984.

THOMAS F. KOPETIC
Mr. Kopetic has been Vice President – Controller and Assistant Treasurer since June 2010.  Mr. Kopetic was an independent financial consultant from July 2009 to May 2010; Vice President, Chief Financial Officer & Treasurer of Citizens, Inc. from 2006 to 2009; Assistant Vice President & Controller for Great American Financial Resources, Inc. from 2003 to 2006; Manager of Financial Planning & Analysis for Unitrin Property & Casualty Insurance Group from 1998 to 2003; and Financial Reporting Manager for the Insurance Division of J.C. Penney Company, Inc., from 1989 to 1998.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as set forth in the following paragraphs, we are not aware of any transactions since the beginning of 2012 or any currently proposed transaction between us or our subsidiaries and any member of the Board of Directors, any of our executive officers, any security holder who is known to us to own of record or beneficially more than 5% of our Common Stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and in which any of the foregoing persons had, or will have, a direct or indirect material interest.  Except as otherwise noted and as applicable, we believe that each transaction described below is, or was, as the case may be, on terms at least as favorable to us as we would expect to negotiate with an unaffiliated party.

Relationships among Directors and Executive Officers

Ross R. Moody of Austin, Texas, the President and Chief Operating Officer and a director of the Company, is the son of Robert L. Moody and the brother of Russell S. Moody and Frances A. Moody-Dahlberg.  Frances A. Moody-Dahlberg of Dallas, Texas, an employee and director of the Company, is the daughter of Robert L. Moody and the sister of Ross R. Moody and Russell S. Moody.  E. Douglas McLeod of Galveston, Texas, a director of the Company, is the brother-in-law of Robert L. Moody.  Russell S. Moody of League City, Texas, a director of the Company, is the son of Robert L. Moody and the brother of Ross R. Moody and Frances A. Moody-Dahlberg.

Please read “Compensation Discussion and Analysis” below for information regarding the payments and awards we made to each of the individuals during 2012.

Transactions with Related Persons, Promoters, and Certain Control Persons

Robert L. Moody, Jr. (“Mr. Moody, Jr.”) is the son of Robert L. Moody, the Company’s Chairman and Chief Executive Officer, and is the brother of Ross R. Moody, the Company's President and Chief Operating Officer, and of Russell S. Moody and Frances A. Moody-Dahlberg who serve as directors of National Western. Frances A. Moody-Dahlberg is also an employee of the Company and she received $12,060 of compensation in 2012 for services as an employee.

Mr. Moody, Jr. wholly owns an insurance marketing organization that maintains agency contracts with National Western pursuant to which agency commissions are paid in accordance with the Company's standard commission schedules. Mr. Moody, Jr. also maintains an independent agent contract with National Western for policies personally sold under which commissions are paid in accordance with standard commission schedules.  In 2012, commissions paid under these agency contracts aggregated approximately $475,000.  In his capacity as an insurance marketing organization with the Company, Mr. Moody, Jr. also received marketing consulting fees of $48,000 and use of a Company vehicle valued at $4,850 in 2012.

Mr. Moody, Jr. further serves as the agent of record for several of the Company’s benefit plans including the self-insured health plan.  In 2012, amounts paid to Mr. Moody, Jr. as commissions and service fees pertaining to the Company’s benefit plans approximated $49,000.

Mr. Moody, Jr. is an Advisory Director of a wholly owned subsidiary of the Company.  As an Advisory Director, Mr. Moody, Jr. received director fees of $500 during 2012.

On February 17, 2012, the Company's Board of Directors approved an amendment to the Company's health insurance plan ("Plan") extending eligibility for participation in the Plan to members of the Board of Directors of its wholly-owned subsidiary, NWL Financial, Inc. ("Financial"). Financial's Board of Directors include members related to other directors and officers of the Company.

During 2012, management fees totaling $830,781 were paid to Regent Management Services, Limited Partnership (“RMS”) for services provided to downstream nursing home subsidiaries of National Western.  RMS is 1% owned by general partner RCC Management Services, Inc. (“RCC”), and 99% owned by limited partner, Three R Trusts.  RCC is 100% owned by the Three R Trusts.  The Three R Trusts are four Texas trusts for the benefit of the children of Robert L. Moody (Robert L. Moody, Jr., Ross R. Moody, Russell S. Moody, and Frances A. Moody-Dahlberg).  Charles D. Milos, Senior Vice President-Mortgage Loans and Real Estate, and a director of the Company, is a director and President of RCC.  Ellen C. Otte, Assistant Secretary of the Company, is a director and Secretary of RCC.

The Company holds a common stock investment totaling approximately 6.9% of the issued and outstanding shares of Moody Bancshares, Inc. at December 31, 2012.  Moody Bancshares, Inc. owns 100% of the outstanding shares of Moody Bank Holding Company, Inc., which owns approximately 98% of the outstanding shares of The Moody National Bank of Galveston (“MNB”).  The Company utilizes MNB for the Company’s general banking services and for certain bank custodian services as well as for certain administrative services with respect to the Company’s defined benefit and contribution plans.  Effective November 1, 2011, the Company amended a 36 month sublease on one of the Company’s leased office locations for $6,363 per month with Moody National Bank. During 2009, the Company entered into a revolving credit loan agreement with MNB, pursuant to which MNB granted to the Company a revolving line of credit up to the principal amount of $40,000,000, and executed a Master Repurchase Agreement with MNB providing for the overnight investment of Company cash balances.  The revolving credit loan agreement was renewed with MNB during 2012 under the same terms and conditions. On February 16, 2012, the Company's Audit Committee of the Board of Directors authorized management of the Company to execute a Participation Agreement ("Participation Agreement") with MNB under which the Company would acquire an undivided 50% interest in a $2 million third party loan being underwritten by MNB. Under the terms of the Participation Agreement, MNB as lead lender would sell one-half of the loan amount to the Company in exchange for the stated participation percentage and administer and mange the loan for both parties. Robert L. Moody, the Company’s Chairman and Chief Executive Officer, serves as Chairman of the Board and Chief Executive Officer of MNB.  The ultimate controlling person of MNB is the Three R Trusts.  During 2012, fees totaling $541,494 were paid to MNB with respect to these services.

During 2012, the Company paid American National Insurance Company $218,248 in premiums for certain company sponsored benefit plans and $1,381,628 in reimbursements for claim costs for which ANICO provides third party administrative services.  ANICO paid the Company $1,554,332 in premiums for its company sponsored benefit plans.  One of the Company's subsidiaries, NWL Financial, Inc., maintains an investment management agreement with American National Registered Investment Advisor, Inc., a subsidiary of ANICO, under which NWL Financial, Inc. paid $22,750 in 2012.  Robert L. Moody, the Company’s Chairman and Chief Executive Officer is also ANICO’s Chairman and Chief Executive Officer.

Review, Approval, and Ratification of Transactions with Related Persons

In accordance with the Company’s Audit Committee Charter, related party transactions must be reviewed and approved by the Audit Committee of the Board of Directors, both at inception and on an ongoing basis.  Periodic reports of potential related party transactions are brought to the attention of the Audit Committee by management and the Audit Committee reviews the information on a case by case basis to determine if any transaction is a related party transaction.  The standard of review for any related party transaction is that the transaction must be fair to the Company and the transaction must be no more favorable to the related party than a similar arm’s length transaction with a non-related party.

While the Company has not adopted written procedures for review of, or written standards for approval of, these transactions, the policies and procedures followed are evidenced by the Audit Committee Charter, memorandums, and documentation of review and approvals.

INFORMATION RELATING TO OUR BOARD OF DIRECTORS
AND CERTAIN COMMITTEES OF OUR BOARD OF DIRECTORS

The Board of Directors

Our business is managed through the oversight and direction of our Board of Directors.  The Board of Directors currently has nine members.

Meetings of the Board of Directors

During 2012, the Board of Directors held a total of eight meetings.  In addition to meetings, the Board of Directors acts by written consent from time to time but did not do so during 2012.  All of the current directors that were members of the Board of Directors during 2012 attended more than 75% of the meetings.  Each such director attended more than 75% of the meetings of the committees of which he is a member that were held during 2012.

Attendance at Annual Meetings of Shareholders

We encourage but do not require our Board members to attend the annual meeting of shareholders.  Five of the then current members of the Board of Directors attended the 2012 annual meeting of shareholders.

Board Leadership / Affirmative Determinations Regarding Director Independence

The Company is a “Controlled Company” as defined in NASDAQ Listing Rule 5615(c)(1) and is exempt from the requirement to have a majority of the members of its Board of Directors as independent directors.  The Company qualifies as a Controlled Company because more than 50% of the voting power for the election of directors is held by Robert L. Moody.

The Board of Directors does not separate the role of Chairman of the Board from the role of Chief Executive Officer (both of which are held by Robert L. Moody) because it believes that this structure currently provides the most efficient and effective leadership model for the Company.  The Company does not have a separate lead director.  The Board of Directors has affirmatively determined that Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson is each an “independent director” as such term is defined in NASDAQ Listing Rule 5605(a)(2).  These independent directors met in executive session on four separate occasions during 2012.

If all nominees are elected at the Annual Meeting, Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson will be the sole members of the compensation and stock option and audit committees.  The Board of Directors has also affirmatively determined that each such member of these committees satisfies the independence requirements applicable to audit and compensation committees as prescribed by the NASDAQ Listing Rules and the rules and regulations of the SEC.  Robert L. Moody, Ross R. Moody, and Charles D. Milos are not “independent directors” because they are our Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, and Senior Vice President - Mortgage Loans and Real Estate, respectively.  Frances A. Moody-Dahlberg, Russell S. Moody, and E. Douglas McLeod are not “independent directors” because they are Family Members, as defined by NASDAQ Listing Rule 5605(a)(2), of an individual who is employed by the Company as an Executive Officer.

Risk Management

Similar to other insurers, the Company is exposed to a wide spectrum of financial, operational, and other risks.  Effective enterprise risk management is a key concern for identifying, monitoring, measuring, communicating, and managing risks within limits and risk tolerances.  The Company’s Board of Directors and senior management are knowledgeable of and accountable for key risks.  The Board meets at least every other month and regularly hears reports from the President and Chief Operating Officer, the Chief Financial Officer, the Chief Actuary, the Chief Investment Officer, and the Senior Vice President - Secretary.  In addition, the Board has several committees which include the Audit Committee, the Investment Committee, and the Compensation and Stock Option Committee that regularly convene to address various aspects of risk.

The Company maintains several management groups and committees that meet regularly to monitor, discuss, and manage a variety of issues and risks associated with the business.  These groups and committees include numerous areas such as regulatory compliance, financial reporting process and controls, fraud unit investigations, product spread management, and business strategy.  Key members of senior management are involved with these groups and committees providing direction and oversight and serve as a reporting liaison with the Company’s Board of Directors and sub-committees.

Committees of the Board of Directors

Our Board of Directors has the following standing, separately-designated committees: (i) an Executive Committee, (ii) an Audit Committee; (iii) an Investment Committee, and (iv) a Compensation and Stock Option Committee.  Information regarding each of the committees is set forth below.

Executive Committee

The Executive Committee of the Board of Directors may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation, except where action of some or all members of the Board of Directors is required by statute, the Articles of Incorporation, the Bylaws, resolution of the Board, or the requirements of the NASDAQ Stock Market, Inc.  The Chairman of the Board serves as Chairman of the Executive Committee.  Robert L. Moody, Ross R. Moody, and Charles D. Milos are members of the Executive Committee and Robert L. Moody, as Chairman of the Board, serves as Chairman of the Executive Committee.  During 2012, the Executive Committee held five meetings.

Audit Committee

The Audit Committee of the Board of Directors consists of three non-employee directors.  Under the NASDAQ Listing Rules and federal securities laws, all of the members of the Audit Committee are independent.  The committee is primarily responsible for oversight of the Company’s financial statements and controls; assessing and ensuring the independence, qualifications, and performance of the independent auditors; approving the independent auditor’s services and fees; reviewing and approving all related party transactions; reviewing potential conflict of interest situations where appropriate; overseeing and directing internal audit activities; reviewing the Company’s financial risk assessment process and ethical, legal, and regulatory compliance programs; and reviewing and approving the annual audited financial statements for the Company before issuance.  Stephen E. Glasgow, Louis E. Pauls, Jr. and E. J. Pederson are members of the audit committee.  Louis E. Pauls, Jr. serves as Chairman of the Audit Committee.  The Audit Committee Charter is available in the Financial Information section on the Company’s website at www.nationalwesternlife.com.  During 2012, the Audit Committee held 10 meetings.

The Company has at least one person that it believes is qualified to be the Audit Committee Financial Expert.   However, the Company has not designated anyone as an Audit Committee Financial Expert at this time as the Company’s Board of Directors has concluded that the ability of the Audit Committee to perform its duties would not be impaired by the failure to designate one of the committee members as an “Audit Committee Financial Expert” if its members otherwise satisfied the NASDAQ standards and rules and regulations of the SEC.

Investment Committee

The Investment Committee of the Board of Directors is comprised of three directors (and one Company officer) and has the responsibility for oversight of the Company’s investment transactions including compliance with investment guidelines approved by the full Board of Directors.   Robert L. Moody, Ross R. Moody, Charles D. Milos, and Patricia L. Scheuer are members of the Investment Committee.  Robert L. Moody, as Chairman of the Board serves as Chairman of the Investment Committee.  The Investment Committee held 11 meetings during 2012.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee (“Compensation Committee”) of the Board of Directors consists of three independent, outside directors and the committee has oversight responsibility for the compensation programs for the Company’s named executive officers as well as all other officers.  Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson serve as members of the Compensation Committee and E. J. Pederson serves as Chairman of the Committee.   The Compensation Committee’s report on executive compensation is included under the heading “Compensation Committee Report,” below.  The Compensation Committee, which held four meetings during 2012, does not have a charter.

DIRECTOR NOMINATIONS

The Company is a “Controlled Company” as defined in NASDAQ Listing Rule 5615(c)(1) and is exempt from the requirement that its independent directors oversee the director nomination process.  Therefore, the Company’s Board of Directors in aggregate oversees the director nomination process.

In evaluating potential director candidates, the Board of Directors considers the appropriate balance of experience, skills, and characteristics required of the Board of Directors.  The Board of Directors selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of and familiarity with our business, willingness to devote adequate attention and time to duties of the Board of Directors, and such other criteria as is deemed relevant by the Board of Directors.  The Company’s Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, and skills.  The Board of Directors considers the effectiveness of this policy and the effectiveness of the Board of Directors generally in the course of nominating directors for election.

In identifying potential director candidates, the Board of Directors relies on recommendations made by current directors and officers.  In addition, the Board of Directors may engage a third party search firm to identify and recommend potential candidates.  Finally, the Board of Directors will consider candidates recommended by shareholders.

Any shareholder wishing to recommend a director candidate for consideration by the Board of Directors for the 2014 annual meeting of shareholders must provide written notice not later than January 3, 2014 to the Corporate Secretary at our principal executive offices located at 850 East Anderson Lane, Austin, Texas 78752.  Any such notice should clearly indicate that it is a recommendation of a director candidate by a shareholder and must set forth (i) the name, age, business address, and residence address of the recommended candidate, (ii) the principal occupation or employment of such recommended candidate, (iii) the class and number of shares of the corporation which are beneficially owned by such recommended candidate, (iv) a description of all understandings or arrangements between the shareholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the shareholder, and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors.  In addition, such notice must contain (i) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such nomination, (iii) the class and number of shares of the corporation that are beneficially owned by such shareholder, (iv) any material interest of the shareholder in such recommendation, and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such shareholder’s capacity as proponent of a shareholder proposal.  Assuming that a shareholder recommendation contains the information required above, the Board of Directors will evaluate a candidate recommended by a shareholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

DIRECTOR QUALIFICATIONS

National Western Director Nominees

Each candidate for director (whether or not recommended by a shareholder) must possess at least the following minimum qualifications:
Each candidate shall be prepared to represent the best interests of all of our shareholders and not just one particular constituency.
Each candidate shall be an individual who has demonstrated integrity, honesty, and ethics in his or her professional life.
Each candidate shall be prepared to participate fully in Board of Director activities, including attendance at, and active participation in, meetings of the Board of Directors and the committees of which he or she is a member, and not have any other personal or professional commitments that would, in the Board of Directors’ sole judgment, interfere with or limit his or her ability to do so.

Each candidate shall possess a general appreciation for the issues confronting a public company of our size and operational scope, including corporate governance concerns, the regulatory obligations of a public company, strategic business planning, competition in a global business economy, and basic concepts of corporate finance.
Each candidate shall be free of any legal or regulatory impediment to service on the Board of Directors.

In addition, the Board of Directors also considers it desirable that candidates possess the following qualities or skills:
Each candidate should have knowledge of insurance company regulations or of regulated industries in general, and be able to meet any specific qualifications imposed by regulators on insurance company executives and directors.
Each candidate should contribute to the Board of Director’s overall diversity – diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race, and ethnicity differences, as well as other differentiating characteristics.
Each candidate should contribute positively to the existing chemistry and collaborative culture among board members.
Each candidate should possess strategic contacts and involvement in business and civic affairs.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the Board of Directors or with specified individual directors by sending a letter to our Secretary at the following address: National Western Life Insurance Company, 850 East Anderson Lane, Austin, Texas 78752-1602.

Any such communication must contain (i) a representation that the shareholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on the Company’s books, of the shareholder sending such communication, and (iii) the class and number of shares of the Company that are beneficially owned by such shareholder. The Corporate Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is deemed unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

CODE OF ETHICS

The Company has adopted a Code of Ethics and Conduct for all directors, officers, and employees.  This Code is intended to comply with the requirement of the Federal Securities laws and the requirements of NASDAQ.  The Code of Ethics and Conduct has been posted to the Company’s website at www.nationalwesternlife.com. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Ethics and Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website where it is accessible through the same link noted above.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2012, Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson served as members of our Compensation Committee.  None of the members of our Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees.

None of the Company’s executive officers serve as a member of the compensation committee of any company that has an executive officer serving on the Company’s Board of Directors.  In addition, none of the Company’s executive officers serve as a member of the board of directors of any company that has an executive officer serving as a member of the Company’s compensation and stock option committee.

Compensation Discussion and Analysis

Purpose

This Compensation Discussion and Analysis (CD&A) is intended to explain to shareholders how the Company's compensation program is designed and how it operates with respect to our Named Executive Officers, or NEOs, (CEO, CFO, and the Company's three other most highly paid executives in 2012). It first describes our executive compensation philosophy and how we design our compensation program, with a discussion focusing on the main elements. We then detail and analyze the resultant compensation of our Named Executive Officers.

The Compensation Committee is appointed by and serves at the discretion of the Company’s Board of Directors.  The Compensation Committee consists of three members who meet the independence requirements of the listing standards of NASDAQ.  The purpose of the Compensation Committee is to discharge the Board of Directors’ responsibilities for reviewing and establishing the compensation not just for the NEOs but for all of the Company’s officers. These compensation elements include base salary, annual incentive bonuses, discretionary bonuses and awards, stock option and stock appreciation right grants, and any other officer compensation arrangements. The Committee annually reviews and evaluates the executive compensation program to ensure that the program is aligned with the Company's compensation philosophy and performance.

To assist the Compensation Committee with its responsibilities, it is supported by the Company’s Human Resources, Legal, and Financial departments. The Compensation Committee may retain, and has retained, independent compensation consultants who report directly to the members of the Compensation Committee.  Meetings of the Compensation Committee are scheduled during the year with additional meetings on an as-necessary interim basis and include sessions without members of management present.  The Compensation Committee reports to the Board of Directors on its actions and recommendations.

The Compensation Committee also considers the advice of Mr. Ross R. Moody, our President and Chief Operating Officer, concerning executive officers and key employees other than himself and Mr. Robert L. Moody.  Specifically, Mr. Ross R. Moody annually reviews the performance of key employees and each executive officer other than himself and Mr. Robert L. Moody.  The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee.  The Board and the Compensation Committee exercise their discretion in setting compensation or in modifying any recommended adjustments or awards to executives.

Compensation Philosophy and Objectives

The Company’s overall philosophy in setting compensation policies is to align pay with performance while at the same time providing a competitive compensation that allows the Company to retain and attract talented individuals. Within this overall philosophy, the Compensation Committee has adopted several key principles to help guide compensation decisions for executive officers:

Provide a competitive total compensation package so the Company can attract, retain, and motivate talented individuals;
Tie compensation in part to overall Company financial performance through variable bonus awards so that executives are held accountable through their compensation for the performance of the business thus maintaining a certain amount of compensation at risk;
Tie compensation in part to the Company’s stock performance through stock options and stock appreciation rights to align executives’ interests with those of the Company’s shareholders; and
Maintain a committee of the Board of Directors independent of senior management that may engage independent compensation consultants as needed to review and establish compensation for executive officers.

Based upon our review of the executive compensation arrangements as detailed in the following sections, the Compensation Committee believes that the compensation program does not encourage executives to take unreasonable risks that may harm shareholder value. This is achieved by striking an appropriate balance between short-term and long-term incentives, using a diversity of metrics to assess performance under our incentive programs, placing caps on our incentive award payout opportunities, and using long-term incentives following equity practices that limit the potential for timing awards.

Elements of Executive Compensation

Officer compensation arrangements, including executive officers, are reviewed and approved annually by the Compensation Committee. The Compensation Committee focuses primarily on the following components in forming the total compensation package for each Company executive officer:

Base salary;
Annual cash incentive bonus based on Company performance versus predetermined targets;
Discretionary cash bonus based upon individual performance; and
Long-term incentive compensation in the form of stock options and stock appreciation rights.

The mix of executive compensation elements is based upon a philosophy of correlating a portion of executive compensation with the Company’s financial results and stock performance thus putting a segment of executive officer annual and long-term compensation at-risk. This structure provides upside potential and downside risk for senior executive positions in recognition that these roles have greater influence on the Company’s performance.  The Compensation Committee believes that these factors, together with a balance of cash and equity awards, and short-term and long-term incentives, help ensure that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Consultant; Peer Group

To ensure that compensation levels are reasonably competitive with market rates, the Compensation Committee engages independent compensation consultants from time-to-time to conduct a survey of executive compensation in a defined group of companies comparable to the Company.  The surveyed companies are selected based on similar products and product lines, comparable financial size in terms of assets and revenues, and other known competitive factors.  Elements of this process were most recently completed during calendar years 2010 and 2008.  The primary focus of the 2010 survey conducted by Frederic W. Cook & Company, Inc. was upon incentive compensation plan designs while the 2008 survey performed by Towers Perrin was upon base salaries and total compensation data for the various officer positions and levels in order to target current and future appropriate compensation levels.  The Compensation Committee’s past practice has been to generally target base salaries between the 25th and 75th percentile range of the identified peer group.

For the most recent survey, the Company engaged independent compensation consultants, Frederic W. Cook & Company, Inc., to analyze the Company’s incentive compensation programs for officers relative to other public insurance companies considered comparable.  Companies included as benchmarks for this analysis included American Equity Investment Life, Citizens Insurance Company, CNO Financial, Delphi Financial, FBL Financial Group, Kansas City Life Insurance, Lincoln National, Presidential Life, Protective Life, Stancorp Financial, and Torchmark, among others. The findings of this survey were incorporated into the Company’s various incentive compensation programs for officers for calendar years 2011, 2012, and 2013.

In addition to market information, the Compensation Committee also subjectively reviews and evaluates the level of performance of the Company and of each officer.  In approving salary and incentive compensation for individuals other than the Chief Executive Officer and the President and Chief Operating Officer, the Compensation Committee considers recommendations from these two individuals concerning the other Company officers incorporating such factors as individual performance, the scope and complexity of their current responsibilities, length of time in their current positions, value of the executive’s position to the market, and difficulty of replacement of the officer.  This evaluation focuses most heavily on the base salary levels for each officer.

Annual Incentive Compensation

For executive officer positions, the Compensation Committee has determined that annual incentive bonuses are an integral part of the executive’s compensation package as the cash bonuses create a direct link between executive compensation and individual and business performance.  Consequently, there are four bonus programs in effect which are reviewed and approved annually by the Compensation Committee.  The Compensation Committee has approved incentive bonus programs for 2013 incorporating the survey results mentioned previously.  The 2012 Bonus Programs were as follows:

•	Executive Officer Bonus Program

•	Domestic Marketing Officer Bonus Program

•	International Marketing Officer Bonus Program

•	Officer Bonus Program

Executive Officer Bonus Program.  The participants in the Executive Officer Bonus Program (“Executive Bonus”) are the Chairman and Chief Executive Officer (Mr. Robert L. Moody) and the President and Chief Operating Officer (Mr. Ross R. Moody).  In order to tie the compensation under the program with the Company’s financial performance, the Executive Bonus includes metrics associated with the Company’s annual sales performance, expense management, and profitability. In accordance with the program, the Compensation Committee set performance targets for each metric at various levels equating to various bonus level percentages as follows:

Financial Performance Metric	Bonus % Range*

Sales	0% to 28.5%
Expense Management	0% to 27.5%
Profitability	0% to 38%

*Max aggregate bonus is 75% of the participant’s base salary.

The sum of the achieved bonus percentages for each metric, subject to a maximum aggregate percentage of 75%, is applied to the base salary approved by the Compensation Committee for each participant to determine the earned bonus amount.  The profitability metric is based upon the Company’s audited financial statements for the year. Bonus awards are generally paid in the year following the annual financial performance concurrent with the completion of the Company’s audit of the year-end financial statements and approval of the award amounts by the Compensation Committee. Accordingly, the Executive Bonus payments made in 2012 were based upon the results achieved for 2011 financial performance metrics established by the Compensation Committee and the Executive Bonus payments earned based on 2012 financial performance were paid in March 2013.  The bonus percentage achieved under the program was 64.0% and 49.5% in 2012 and 2011 of the participant's base salary, respectively.  The 2012 bonus percentage achieved was comprised of 18.0% for Sales, 20.0% for Expense Management, and 26.0% for Profitability as shown in the following table.

Financial Performance Metric	Target Level	Achieved Level	Bonus %

Annuity Sales	$750.0 million	$854.7 million	8.50%
International Life Sales	$30.5 million	$24.9 million	0.00%
Domestic Life Sales	$7.0 million	$12.1 million	9.50%
Total Sales Metric			18.00%
Expense Management	100% actual/target	104.1% actual/target	20.00%
Profitability	0.975 - 1.125% ROA	0.870% ROA	26.00%
Total Bonus Percentage			64.00%

For information regarding awards made in 2012 to our Named Executive Officers, see the Summary Compensation Table on page 25.

Domestic Marketing Officer Bonus Program.  Participants in the Domestic Marketing Officer Bonus Program (“Domestic Bonus”) are all domestic marketing officers including assistant vice presidents, vice presidents, and the senior vice president (Mr. S. Christopher Johnson).  As these individuals are most able to influence the outcome of the Company’s financial performance in terms of sales, the program is heavily weighted toward this metric.  The measures associated with this program include the Company’s annual sales performance, persistency of policies sold, and expense management.  These measures were incorporated into the program to award not only the amount of sales but the quality of sales and the management of the costs incurred to acquire the business sold.  Unlike the Executive Bonus, the Domestic Bonus metrics assume a targeted level of performance or “par” level to which the Compensation Committee assigned a targeted bonus percentage in order to reflect a disproportionate weighting of the potential bonus award toward the sales metric.  If the targeted par level for each metric is attained, the sum of the metrics is equal to a bonus percentage of 100% which is applied to the average weighted base salary of each vice president and senior vice president participant while one-half, or 50%, is applied to the average weighted base salary of each assistant vice president participant as approved by the Compensation Committee.  The performance metrics set by the Compensation Committee equating to various bonus level percentages under the program are as follows:

Financial Performance Metric	Par Bonus Level	Bonus % Range

Sales	75%	0% to no limit
Persistency	15%	0% to 30%
Expense Management	10%	0% to 22.5%

The Domestic Bonus also differs from the Executive Bonus in that the composite bonus percentage is not subject to a cap and bonus amounts may be advanced quarterly based upon the year-to-date results achieved.  Life insurance sales metric amounts under the program above the par level increase incrementally with an additional bonus percentage added for every increment of additional life insurance sales established by the Compensation Committee (annuity sales are subject to a cap).  However, if the aggregate sum of the three performance metrics exceeds 100%, the bonus award paid at the end of the calendar year is limited to 100% for each participant.  The bonus percentage above 100% is applied to the weighted average base salaries of all participants to create a pool which is paid out to participants in the subsequent calendar year based upon the recommendation of the Domestic Marketing senior vice president and subject to approval by the President and Chief Operating Officer.  The Domestic Bonus percentage achieved under the program was 158.5% and 164.5% in 2012 and 2011, respectively. The 2012 bonus percentage achieved was comprised of 119.5% for Sales, 24.0% for Persistency, and 15.0% for Expense Management as shown in the following table.

Financial Performance Metric	Target Level	Achieved Level	Bonus %

Annuity Sales	$750.0 million	$854.7 million	45.00%
Domestic Life Sales	$7.0 million	$12.1 million	74.50%
Total Sales Metric			119.50%
Annuity Persistency	100.0%	101.2%	9.00%
Domestic Life Persistency	100.0%	105.6%	15.00%
Total Persistency Metric			24.00%
Expense Management	100% actual/target	91.2% actual/target	15.00%
Total Bonus Percentage			158.50%

For information regarding awards made in 2012 to our Named Executive Officers, see the Summary Compensation Table on page 25.

International Marketing Officer Bonus Program.  Participants in the International Marketing Officer Bonus Program (“International Bonus”) are all international marketing officers including assistant vice presidents, vice presidents, and the senior vice president.  The International Bonus is identical in format to the Domestic Bonus with the exception that the metric targets established by the Compensation Committee are customized for the differences between the domestic and international lines of business.  The performance metrics set by the Compensation Committee equating to various bonus level percentages under the program are as follows:

Financial Performance Metric	Par Bonus Level	Bonus % Range

Sales	75%	0% to no limit
Persistency	15%	0% to 30%
Expense Management	10%	0% to 22.5%

All other features are similarly administrated. The International Bonus percentage achieved under the program was 33.5% and 69.0% in 2012 and 2011, respectively.  The 2012 bonus percentage achieved was comprised of 0.0% for Sales, 21.0% for Persistency, and 12.5% for Expense Management as shown in the following table.

Financial Performance Metric	Target Level	Achieved Level	Bonus %

International Life Sales	$30.5 million	$24.9 million	—%
Persistency	100.0%	102.1%	21.00%
Expense Management	100% actual/target	97.8% actual/target	12.50%
Total Bonus Percentage			33.50%

Officer Bonus Program.  Participants in the Officer Bonus Program (“Officer Bonus”) are all officers not otherwise included in any of the other three officer bonus programs and include the Named Executive Officer positions of Senior Vice President, Chief Financial Officer and Treasurer (Mr. Brian Pribyl), and Senior Vice President, Mortgage Loans and Real Estate (Mr. Charles Milos).  The Officer Bonus is essentially comparable to the Executive Bonus, except for the bonus award percentages, incorporating three measurable performance metrics associated with the Company’s annual sales performance, expense management, and profitability.  Bonus award percentages for vice presidents in the Plan are one-half of the percentages for senior vice presidents while bonus award percentages for assistant vice presidents are one-quarter of the senior vice president bonus percentages.  In accordance with the program, the Compensation Committee set performance targets for each metric at various levels equating to various bonus level percentages as follows (senior vice president percentages shown):

Financial Performance Metric	Bonus % Range

Sales	0% to 9.0%
Expense Management	0% to 10.0%
Profitability	0% to 21.0%

The sum of the achieved bonus percentages for each metric, subject to a maximum aggregate percentage of 30%, 15% and 7.5% for senior vice presidents, vice presidents, and assistant vice presidents, respectively, is applied to the base salary for each participant approved by the Compensation Committee to determine the earned bonus amount.  Like the Executive Bonus, the profitability metric is based upon the Company’s audited financial statements for the year.  Bonus awards are generally paid in the year following the annual financial performance concurrent with the completion of the Company’s audit of the year-end financial statements and approval of the award amounts by the Compensation Committee.  Accordingly, the Senior Vice President Bonus payments in 2012 were primarily based upon the results achieved for 2011 financial performance metrics established by the Compensation Committee.  The bonus percentage for senior vice presidents achieved under the program was 24.00% and 16.75% in 2012 and 2011, respectively.  The 2012 senior vice president bonus percentage achieved is comprised of 5.75% for Sales, 6.25% for Expense Management, and 12.00% for Profitability as shown in the following table.

Financial Performance Metric	Target Level	Achieved Level	Bonus %

Annuity Sales	$750.0 million	$854.7 million	2.75%
International Life Sales	$30.5 million	$24.9 million	0.00%
Domestic Life Sales	$7.0 million	$12.1 million	3.00%
Total Sales Metric			5.75%
Expense Management	100% actual/target	104.1% actual/target	6.25%
Profitability	0.975 - 1.125% ROA	0.870% ROA	12.00%
Total Bonus Percentage			24.00%

For information regarding awards made in 2012 to our Named Executive Officers, see the Summary Compensation Table on page 25.

Discretionary Bonus Awards

The Compensation Committee considers from time-to-time circumstances which merit the need to recognize outstanding performance in the form of a discretionary bonus.  Although many of these situations may be deemed within the normal responsibilities of officers, the Compensation Committee on occasion may provide one-time recognition bonuses to identified officers where the demands of the situation and the results of the effort warrant such recognition. There were no discretionary bonuses awarded in 2012.

Long-Term Incentive Compensation

Under the Company’s 1995 Stock and Incentive Plan and 2008 Incentive Plan, the Compensation Committee provides Company officers with long-term incentive awards through grants of stock options or stock appreciation rights (“SARs”) directly aligning the interest of the officers with shareholder interests.  The stock options and SARs have a graded five-year vesting period that begins on the third anniversary date of the grant in order to promote a long-term perspective and to encourage key employees to remain at the Company.  All options and SARs to date have been granted at the fair market value of the Company’s Class A Stock on the date of the grant.  The Compensation Committee believes that stock options and SARs are inherently performance-based and a form of at-risk compensation since the recipient does not benefit unless the Company’s common stock price subsequently rises.

The Compensation Committee is responsible for determining the recipients of the grants, when the grants should be made, and the number of shares to be granted.  The size of the awards generally reflect each officer’s position relative to other officers in the Company with consideration to total compensation targets obtained from the peer group information previously discussed.  In addition, as is the case with base salaries, the Compensation Committee considers the grant recommendations of the Chairman and Chief Executive Officer and the President and Chief Operating Officer for other Company officers.

The Compensation Committee may consider granting stock options at any time but generally coordinates the issuance of grants concurrent with its annual review of officer compensation.  There were no stock options or SARs granted during 2012.The general practice of the Compensation Committee has been to make grant awards every two to four years. The last grant awards were made in December of 2011 and the four previous grant awards were made in April 2001, April 2004, April 2008, and February 2009.

The Compensation Committee has followed a practice of allocating grant awards based upon the level of the officer receiving the award with each officer level receiving an identified proportionate share.  Historically, the Chairman of the Board and Chief Executive Officer has been allotted 25% to 35% of the total grant award and the President and Chief Operating Officer 15% to 25% of the total grant.  Officers at the senior vice president level receive the same number of grant awards while officers at the vice president and assistant vice president levels receive the same number of grant awards, respectively, although at a lesser amount than that of the senior vice presidents.

Retirement and Other Benefits

The Company’s executive officers are eligible to participate in the health and welfare, 401(k), and defined benefit retirement benefit plans that are offered to other Company employees (the Company’s qualified defined benefit pension plan was frozen as of December 31, 2007).  In addition, if eligible, executive officers may participate in the following plans:

Group Excess Benefit Plan

Company officers at the senior vice president level and above, including named executive officers, as well as those hired or promoted to the vice president level prior to May 1, 2007, are eligible to participate in a group excess benefit plan which supplements the Company’s core medical insurance plan.  Administered by a third party insurer, the group excess benefit plan provides coverage for co-pays, deductibles, and other out-of-pocket expenses not covered by the core medical insurance plan.  Offering such a plan to the selected Company officer levels is viewed as a key component of the overall compensation strategy for attracting and retaining talented executive officers.  The benefits provided to each named executive officer are reported in the “All Other Compensation Column” of the Summary Compensation Table.

Non-Qualified Defined Benefit Plan

This plan covers those officers of the Company who were in a senior vice president position or above prior to 1991.  The plan provides retirement benefits to those individuals affected by the revisions to the Company’s qualified defined benefit pension plan precipitated by the limitations imposed by Internal Revenue Code Section 401(a)(17) and 415.  As of December 31, 2012 and 2011, the active officers participating in this plan were Mr. Robert L. Moody and Mr. Charles Milos.  Benefits associated with this plan are disclosed in the Pension Benefits table in the Pension Benefits section.

Non-Qualified Deferred Compensation Plan

This plan allows Company senior officers, including named executive officers, to defer payment of a percentage of their compensation and to provide for up to a 2% matching and 2% profit sharing contribution on plan compensation that exceeds certain qualified plan limits, and additional Company discretionary matching contribution of up to 2% of plan compensation.  Company contributions are subject to a vesting schedule based upon each officer’s years of service. Benefit information associated with this plan is disclosed in the Non-Qualified Deferred Compensation table below and Company contributions are included in the “All Other Compensation” column in the Summary Compensation Table. Robert L. Moody does not participate in this plan.

Non-Qualified Defined Benefit Plan for Robert L. Moody

This plan specifically covers the Company’s Chairman of the Board and Chief Executive Officer, Mr. Robert L. Moody, and is intended to supplement the retirement benefits of the Non-Qualified Defined Benefit Plan, mentioned above, that were limited by the American Jobs Creation Act of 2004.  Mr. Moody’s benefits associated with this plan are disclosed in the Pension Benefits table in the Pension Benefits section.

Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company

Similar to the immediately preceding plan, this plan specifically covers the Company’s President and Chief Operating Officer, Mr. Ross R. Moody, and is intended to provide retirement benefits that comply with the American Jobs Creation Act of 2004.  Mr. Moody’s benefits associated with this plan are disclosed in the Pension Benefits table in the Pension Benefits section.

National Western Life Insurance Company Retirement Bonus Program for Robert L. Moody

This program provides an annual payment to Mr. Robert L. Moody equal to 2% of his compensation and is not correlated in any manner to individual or Company performance. For reporting and disclosure purposes, the payment made in 2012 related to 2011 compensation is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table.  The payment earned in 2012 was paid in 2013.

Postretirement Benefits

The Company’s basic health plan and group excess benefit plan have a provision for individuals serving in the positions of Chairman of the Board or President for seven years or more subsequent to 1980 to continue to receive lifetime health benefits for themselves and their dependents upon retirement.  Mr. Robert L. Moody and Mr. Ross R. Moody currently meet this eligibility criteria.

Perquisites and Other Personal Benefits

The Compensation Committee periodically reviews executive officer perquisites and other benefits based upon information supplied to it by the Company’s Human Resources, Legal, and Financial departments.  In addition to base salaries and annual and long-term bonus incentives, the Company provides its executive officers with certain and varying perquisites and benefits.

The perquisites and personal benefits provided to each named executive officer are reported in the “All Other Compensation Column” of the Summary Compensation Table included in this Compensation Discussion and Analysis and are described in further detail in the footnotes to that table.

Stock Ownership Guidelines

The Company requires that its directors be shareholders, but the Company does not require its directors or executive officers to own a particular amount of the Company’s common stock and accordingly has not established a set of stock ownership guidelines.  The Compensation Committee is satisfied that the long-term incentive compensation offered to directors and officers in the form of stock options and SARs adequately aligns this group’s interest with those of the Company’s shareholders.

Employment Agreements

The Company does not utilize employment agreements with its executive officers or other employees.  The Company’s practice has been to issue offer letters to executive officer candidates when recruited to their positions.  In addition to outlining the executive officer’s responsibilities, each offer letter specifies the beginning base salary and eligibility for any additional compensation programs overseen by the Compensation Committee.  Accordingly, the Company does not have any contractual obligations to its executive officers for severance payments in connection with any termination or change-in-control.

Financial Restatements

The Compensation Committee has not formally adopted a policy with respect to whether retroactive adjustments to any form of compensation paid under arrangements for executive officers will be made where the prior payment was related to financial results of the Company that are subsequently restated.  As this situation has not previously been experienced, the Compensation Committee believes that such an issue is best addressed at the time it occurs and all facts and circumstances surrounding the restatement are known.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-performance based compensation over $1 million paid in any one year to each of the individuals who were, at the end of the year, the corporation’s chief executive officer and the four other most highly compensated executive officers.  Except for the Chairman and Chief Executive Officer of the Company, the levels of non-performance based salary, bonus, and other compensation paid do not typically exceed this level.

The Compensation Committee reserves the right to award compensation to executive officers that may not qualify under Section 162(m) as deductible compensation, however, it will continue to consider all elements of cost to the Company of providing such compensation, including the potential impact, if any, of Section 162(m).

The Company accounts for long-term incentive compensation in the form of stock options and SARs to executive officers under GAAP guidance which requires the Company to estimate and expense each award of equity compensation over the service period of the award.  Other accounting guidance requires that cash compensation be recorded as an expense at the time the obligation is accrued.
Equity Compensation Plan Information at December 31, 2012

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)

Equity compensation plans approved by security holders	82,468	186.19	291,000

Equity compensation plans not approved by security holders	—	—	—
Total	82,468	186.19	291,000

Compensation Committee Report

The Compensation Committee has reviewed each element of executive officer compensation and believes that the compensation philosophy and practices are designed to serve the best interests of the Company and its shareholders. The Compensation Committee also believes that the compensation of the Company’s executive officers is both appropriate and consistent with the objectives set by this committee.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth with the Company’s management.  Based on its reviews and discussions, the Compensation Committee approved and recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Submitted by the Compensation Committee of the Board of Directors

E. J. Pederson, Chairman
Stephen E. Glasgow
Louis E. Pauls, Jr.

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that National Western specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s Named Executive Officers for the years ended December 31, 2012, 2011, and 2010.

Name and Principal Position	Year	Salary (a)	Option/SAR Awards (b)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings (e)	All Other Compensation (f)	Total

Robert L. Moody	2012	$1,803,821	$349,898	$1,165,282	(c)	$(394,469)	$853,302	$3,777,834
Chairman of the Board	2011	1,768,475	412,535	889,942		2,148,435	864,919	6,084,306
and Chief Executive	2010	1,740,096	—	593,431		(262,842)	859,445	2,930,130
Officer

Ross R. Moody	2012	788,367	240,953	484,192	(c)	243,910	80,393	1,837,815
President and Chief	2011	703,141	295,967	329,022		353,456	93,897	1,775,483
Operating Officer	2010	625,774	—	193,421		135,426	67,568	1,022,189

Brian M. Pribyl	2012	280,843	33,041	67,399	(d)	23,298	63,251	467,832
Senior Vice President,	2011	279,071	46,160	46,116		33,840	38,113	443,300
Chief Financial Officer	2010	273,836	—	41,264		17,476	30,186	362,762
and Treasurer

Charles D. Milos	2012	268,823	75,976	56,886	(d)	120,146	40,211	562,042
Senior Vice President,	2011	267,076	87,422	38,923		206,529	44,067	644,017
Mortgage Loans and	2010	266,779	—	34,828		139,663	45,287	486,557
Real Estate

S. Christopher Johnson	2012	167,471	25,861	273,372	(d)	—	22,568	489,272
Senior Vice President,	2011	164,187	46,160	270,088		—	19,305	499,740
Chief Marketing Officer	2010	162,562	—	127,021		—	23,272	312,855

Note: Columns with no data have been omitted.

(a)
The 2012 amounts in this column include Company and subsidiary Board of Director fees of $32,800 for Mr. Robert L. Moody, $3,250 for Mr. Pribyl, $37,050 for Mr. Ross R. Moody, and $34,000 for Mr. Milos.

(b)
Aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  A discussion of the assumptions underlying the calculation can be found in Note 10 to our Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2012.

(c)
The amounts for Mr. Robert L. Moody and Mr. Ross R. Moody represent bonuses earned under the 2012 Executive Officer Bonus Program.  Also included in Mr. Robert L. Moody’s amount is $30,381 representing the bonus earned under the NWLIC Retirement Bonus Program.

(d)
The amount for Mr. Pribyl and Mr. Milos represents the bonus earned under the 2012 Officer Bonus Program.  The amount for Mr. Johnson represents the bonus earned under the 2012 Domestic Marketing Officer Bonus Program.

(e)
The amounts in this column represent the change in the accumulated pension benefit under the Company’s qualified defined benefit plan for Mr. Pribyl and the change in the accumulated pension benefit under the Company’s qualified and non-qualified defined benefit plans for Messrs. Robert L. Moody, Ross R. Moody, and Charles D. Milos. For a discussion of the assumptions made in the calculation of these amounts, refer to the Notes to Consolidated Financial Statements section of the Annual Report on Form 10-K.

(f)	The amounts in this column include the items summarized in the following table:

All Other Compensation

Name and Principal Position	Year	Company Paid Benefit Premiums (1)	Excess Benefit Claims Paid (2)	Company Contributions To Savings Plans (3)	Company Paid Taxes/ Insurance		Other Perquisites		Total All Other Compensation

Robert L. Moody	2012	$5,578	$21,536	$—	$799,190	(4)	$26,998	(5)	$853,302
Chairman of the	2011	5,578	31,169	—	804,245		23,927		864,919
Board and Chief	2010	5,285	18,987	2,450	804,245		28,478		859,445
Executive Officer

Ross R. Moody	2012	5,183	26,505	45,113	—		3,592	(6)	80,393
President and Chief	2011	5,183	46,154	41,160	—		5,755		98,252
Operating Officer	2010	4,393	19,067	37,607	—		6,501		67,568

Brian M. Pribyl	2012	10,613	39,383	12,555	—		700	(7)	63,251
Senior Vice President,	2011	10,613	12,626	14,174	—		700		38,113
Chief Financial	2010	9,111	6,043	14,332	—		700		30,186
Officer and Treasurer

Charles D. Milos	2012	10,613	15,680	11,303	—		2,615	(8)	40,211
Senior Vice President,	2011	10,613	17,766	14,288	—		2,615		45,282
Mortgage Loans and	2010	9,111	19,139	13,518	—		3,519		45,287
Real Estate

S. Christopher Johnson	2012	10,613	3,584	7,671	—		700	(9)	22,568
Senior Vice President,	2011	10,613	328	7,664	—		700		19,305
Chief Marketing Officer	2010	9,111	4,877	8,584	—		700		23,272
Marketing

(1)	The Company provides its officers additional compensation equivalent to the premiums for health, dental, and accidental death and dismemberment coverage offered to all employees.

(2)	The amounts in this column represent claims paid under the Company’s Group Excess Benefit Program.

(3)
The amounts in this column represent Company contributions to the Company’s qualified and non-qualified savings plans. The Company’s 401(k) plan is available to all employees with the same contribution criteria.

(4)
Mr. Robert L. Moody contributed a life interest in a trust estate to the Company as a capital contribution in 1964.  The Company, in turn, issued term policies on the life of Mr. Moody in excess of the amount of the asset contributed which excess was assigned to Mr. Moody.  The value of the excess amount of insurance was $507,885 in 2012 and represents additional compensation to Mr. Moody.  In addition, the Company reimburses Mr. Moody the applicable taxes associated with this benefit which was $291,305 in 2012.

(5)	Mr. Robert L. Moody’s amounts in this column include $25,598 for Office of the Chairman expenses and $1,400 in gifts.

(6)	Mr. Ross R. Moody’s amounts in this column include $1,355 for car expense, $837 in membership dues, and $1,400 in officer and director gifts.

(7)	Mr. Pribyl’s amounts in this column include $700 in officer gifts.

(8)	Mr. Milos’s amounts in this column include $1,215 for car expense and $1,400 in officer and director gifts.

(9)	Mr. Johnson's amounts in this column include $700 in officer gifts.

Grants of Plan-Based Awards

The following table provides information regarding grants under the Company’s 2012 Executive Officer Bonus Program, Officer Bonus Program, and Domestic Marketing Officer Bonus Program for the executive officers named in the Summary Compensation Table.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)
Name	Threshold ($)	Target ($)	Maximum (b) ($)

Robert L. Moody
2012 Executive Officer Bonus Program:
International life sales	97,461	132,902	168,342
Domestic life sales	97,461	132,902	168,342
Annuities sales	97,461	132,902	168,342
Expense management	310,104	398,705	487,306
Company profitability	389,845	531,606	673,368

Ross R. Moody
2012 Executive Officer Bonus Program:
International life sales	41,610	56,741	71,872
Domestic life sales	41,610	56,741	71,872
Annuities sales	41,610	56,741	71,872
Expense management	132,396	170,224	208,052
Company profitability	166,441	226,965	287,489

Brian M. Pribyl
2012 Officer Bonus Program:
International life sales	5,617	7,021	8,425
Domestic life sales	5,617	7,021	8,425
Annuities sales	5,617	7,021	8,425
Expense management	14,041	21,062	28,083
Company profitability	25,274	42,124	58,974

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)
Name	Threshold ($)	Target ($)	Maximum (b) ($)

Charles D. Milos
2012 Officer Bonus Program:
International life sales	4,740	5,926	7,111
Domestic life sales	4,740	5,926	7,111
Annuities sales	4,740	5,926	7,111
Expense management	11,851	17,777	23,702
Company profitability	21,332	35,553	49,775

S. Christopher Johnson
2012 Domestic Marketing Officer Bonus Program:
Domestic life sales	20,934	75,362	No limit
Annuity sales	8,374	50,241	75,362
Domestic life persistency	2,512	12,560	25,121
Annuity persistency	2,512	12,560	25,121
Expense management	4,187	16,747	37,681

Note: Columns with no data have been omitted.

(a)
Amounts that have been or are expected to be paid in 2013 pertaining to the 2012 programs are reflected in the Summary Compensation Table. The 2012 program bonus amounts are based upon the base salary reflected in the applicable program addendums.

(b)	Although the Executive Officer and Officer Bonus Programs have stated maximums per program component, the aggregate bonus amount cannot exceed 75% and 30%, respectively, of base salaries.

No stock appreciation rights (SARs) or stock options were awarded during 2012.

Outstanding Equity Awards at December 31, 2012

The following table provides information regarding outstanding stock options and SARs held by the executive officers named in the Summary Compensation Table as of December 31, 2012.

	Option/SAR Awards
Name	Number of Securities Underlying Options/SARs Exercisable (#)	Number of Securities Underlying Unexercised Options/SARs Unexercisable (#)	Option/SAR Exercise Price ($)	Option/SAR Expiration Date

Robert L. Moody Grants:
4/23/2004	20,000	—	150.00	4/23/2014
6/25/2004 (director)	1,000	—	150.00	6/25/2014
4/18/2008	3,000	4,500	255.13	4/18/2018
6/20/2008 (director)	800	200	208.05	6/20/2018
2/19/2009 (director)	600	400	114.64	2/19/2019
2/19/2009	1,500	6,000	114.64	2/19/2019
12/14/2011	—	7,500	132.56	12/14/2021
12/14/2011 (director)	200	800	132.56	12/14/2021

Ross R. Moody Grants:
4/23/2004	10,000	—	150.00	4/23/2014
6/25/2004 (director)	1,000	—	150.00	6/25/2014
4/18/2008	2,208	3,310	255.13	4/18/2018
6/20/2008 (director)	800	200	208.05	6/20/2018
2/19/2009 (director)	600	400	114.64	2/19/2019
2/19/2009	1,104	4,414	114.64	2/19/2019
12/14/2011	—	5,518	132.56	12/14/2021
12/14/2011 (director)	200	800	132.56	12/14/2021

Brian M. Pribyl Grants:
4/23/2004	1,200	—	150.00	4/23/2014
4/18/2008	400	600	255.13	4/18/2018
2/19/2009	200	800	114.64	2/19/2019
12/14/2011	—	1,000	132.56	12/14/2021

Charles D. Milos Grants:
4/23/2004	2,000	—	150.00	4/23/2014
6/25/2004 (director)	1,000	—	150.00	6/25/2014
4/18/2008	400	600	255.13	4/18/2018
6/20/2008 (director)	800	200	208.05	6/20/2018
2/19/2009 (director)	600	400	114.64	2/19/2019
2/19/2009	200	800	114.64	2/19/2019
12/14/2011	—	1,000	132.56	12/14/2021
12/14/2011 (director)	200	800	132.56	12/14/2021

	Option/SAR Awards
Name	Number of Securities Underlying Options/SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable	Option/SAR Exercise Price ($)	Option/SAR Expiration Date

S. Christopher Johnson Grants:
4/18/2008	400	600	255.13	4/18/2018
2/19/2009	200	800	114.64	2/19/2019
12/14/2011	—	1,000	132.56	12/14/2021

Note: Columns with no data have been omitted.

Officer stock options and SARs vest 20% annually following three full years of service to the Company from the date of grant.  Stock options and SARs granted to members of the Board of Directors vest 20% annually following one full year of service to the Company from the date of grant.  Accordingly, the unexercisable options and SARs shown in the previous table are scheduled to vest during the following years:

	2013	2014	2015	2016	2017 to 2020	Total Unexercisable

Robert L. Moody
Grants:
4/18/2008	1,500	1,500	1,500	—	—	4,500
6/20/2008 (director)	200	—	—	—	—	200
2/19/2009 (director)	200	200	—	—	—	400
2/19/2009	1,500	1,500	1,500	1,500	—	6,000
12/14/2011	—	1,500	1,500	1,500	3,000	7,500
12/14/2011 (director)	200	200	200	200	—	800

Ross R. Moody
Grants:
4/18/2008	1,104	1,103	1,103	—	—	3,310
6/20/2008 (director)	200	—	—	—	—	200
2/19/2009 (director)	200	200	—	—	—	400
2/19/2009	1,104	1,104	1,103	1,103	—	4,414
12/14/2011	—	1,104	1,104	1,104	2,206	5,518
12/14/2011 (director)	200	200	200	200	—	800

Brian M. Pribyl
Grants:
4/18/2008	200	200	200	—	—	600
2/19/2009	200	200	200	200	—	800
12/14/2011	—	200	200	200	400	1,000

	2013	2014	2015	2016	2017 to 2020	Total Unexercisable

Charles D. Milos
Grants:
4/18/2008	200	200	200	—	—	600
6/20/2008 (director)	200	—	—	—	—	200
2/19/2009 (director)	200	200	—	—	—	400
2/19/2009	200	200	200	200	—	800
12/14/2011	—	200	200	200	400	1,000
12/14/2011 (director)	200	200	200	200	—	800

S. Christopher Johnson
Grants:
4/18/2008	200	200	200	—	—	600
2/19/2009	200	200	200	200	—	800
12/14/2011	—	200	200	200	400	1,000

Option Exercises and Stock Vested

The executive officers named in the Summary Compensation Table did not exercise any options in 2012.  Additionally, the Company does not have stock award plans with stock awards subject to vesting.

Pension Benefits

The following table provides information regarding benefits under the Company’s Pension Plan, Non-Qualified Defined Benefit Plan, Non-qualified Defined Benefit Plan for Robert L. Moody, and Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company (NWLIC).

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Robert L. Moody	NWLIC Pension Plan	45	1,227,146	153,509

	NWLIC Grandfathered
	Non-Qualified
	Defined Benefit Plan	45	5,701,744	713,258

	NWLIC Non-Qualified
	Defined Benefit Plan for
	Robert L. Moody	45	13,713,041	1,715,423

Ross R. Moody	NWLIC Pension Plan	17	358,300	—

	Non-Qualified Defined
	Benefit Plan for the
	President of NWLIC	21	857,496	—

Brian M. Pribyl	NWLIC Pension Plan	7	173,282	—

Charles D. Milos	NWLIC Pension Plan	25	598,040	49,152

	NWLIC Grandfathered	28	413,197
	Non-Qualified			—
	Defined Benefit Plan

	NWLIC Non-Qualified	28	418,453
	Defined Benefit Plan			—

S. Christopher Johnson	NWLIC Pension Plan	—	—	—

Note: Columns with no data have been omitted.

Pension Plan. The qualified defined benefit plan covers substantially all employees and officers of the Company and provides benefits based on the participant’s years of service and compensation.  The Company makes annual contributions to the plan that complies with the minimum funding provisions of the Employee Retirement Income Security Act.  Annual pension benefits for those employees who became eligible participants prior to January 1, 1991, are generally calculated as the sum of the following:

(a)50% of the participant’s final 5-year average annual eligible compensation at December 31, 1990, less 50% of their primary social security benefit determined at December 31, 1990; this net amount is then prorated for less than 15 years of benefit service at normal retirement date.  This result is multiplied by a fraction which is the participant’s years of benefit service at December 31, 1990, divided by the participant’s years of benefit service at normal retirement date.

(b)1.5% of the participant’s eligible compensation earned during each year of benefit service after December 31, 1990 and through December 31, 2007.

Annual pension benefits for those employees who become eligible participants on or subsequent to January 1, 1991, are generally calculated as 1.5% of their compensation earned during each year of benefit service through December 31, 2007.

On October 19, 2007, the Company’s Board of Directors approved an amendment to freeze the Pension Plan as of December 31, 2007.  The freeze ceased future benefit accruals to all participants and closed the Plan to any new participants.  In addition, all participants became immediately 100% vested in their accrued benefits as of that date.  Accordingly future pension expense is projected to be minimal.

Non-Qualified Defined Benefit Plan.   This plan covers officers of the Company who were in the position of senior vice president or above prior to 1991.  The plan provides benefits based on the participant’s years of service and compensation.  No minimum funding standards are required.

The benefit to be paid pursuant to this plan to a participant, other than the Chairman of the Company, who retires at his normal retirement date shall be equal to (a) minus (b) minus (c), but the benefit may not exceed (d) minus (b) where:

(a)is the benefit which would have been payable at the participant’s normal retirement date under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, and,
(b)is the benefit which actually becomes payable under the terms of the Pension Plan at the participant’s normal retirement date, and,
(c)is the actuarially equivalent life annuity which may be provided by an accumulation of 2% of the participant’s compensation for each year of service on and after January 1, 1991, accumulated at an assumed interest rate of 8.5% to the participant’s normal retirement date, and,
(d)is the benefit which would have been payable at the participant’s normal retirement date under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a)(17) and 415 limits, except that the proration over 15 years shall instead be calculated over 30 years.

The Chairman of the Company, Robert L. Moody, is currently receiving in-service benefits from this plan.  The benefit that Mr. Moody began receiving as of his normal retirement date pursuant to the plan was equal to (a) minus (b) minus (c) where:

(a)was his years of service (up to 45), multiplied by 1.66667%, and then multiplied by the excess of his eligible compensation over his primary social security benefit under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, and,
(b)was the benefit payable to him under the terms of the Pension Plan, and,
(c)was the actuarially equivalent life annuity provided by an accumulation of 2% of his compensation for each year of service on and after January 1, 1991, accumulated at an assumed interest rate of 8.5% to his normal retirement date.

This benefit was increased for additional service and changes in eligible compensation through December 31, 2004.  The benefit was frozen as of December 31, 2004 in connection with plan changes required by the American Jobs Creation Act of 2004.

Non-Qualified Defined Benefit Plan for Robert L. Moody.  This plan covers the current Chairman of the Company, Robert L. Moody, and is intended to provide for post-2004 benefit accruals that mirror and supplement the pre-2005 benefit accruals under the previously discussed Non-Qualified Defined Benefit Plan, while complying with the American Jobs Creation Act of 2004.  No minimum funding standards are required.  The annual benefit paid to the Chairman of the Company on an in-service basis effective July 1, 2005 was equal to (a) minus (b) minus (c) where:

(a)was his years of service on his normal retirement date, multiplied by 1.66667%, and then multiplied by the excess of his eligible compensation over his primary social security benefit under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, less the actuarially equivalent life annuity which may be provided by an accumulation of 2% of his compensation for each year of service on and after January 1, 1991, accumulated at an assumed interest rate of 8.5% to his normal retirement date, and, multiplied by the ratio of his years of service on July 1, 2005 to his years of service on his normal retirement date, multiplied by the ratio of his eligible compensation as of July 1, 2005 to his eligible compensation as of his normal retirement date, and,
(b)was the benefit payable to him under the terms of the Pension Plan as of July 1, 2005, and,
(c)was the benefit payable to him under the terms of the Non-Qualified Defined Benefit Plan as of December 31, 2004.

Subsequent to July 1, 2005, the annual benefit was increased monthly for additional service and changes in eligible compensation.

Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company.   This plan covers the President of the Company and is intended to provide benefit accruals that comply with the American Jobs Creation Act of 2004.  No minimum funding standards are required.

The annual benefit to be paid to the President of the Company who retires at his normal retirement date shall be equal to (a) minus (b) minus (c) where:

(a)equals his years of service (up to 45), multiplied by 1.66667%, and then multiplied by the excess of his eligible compensation over his primary social security benefit under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, and,
(b)equals the actuarially equivalent life annuity provided by an accumulation of 2% of his compensation for each year of service on and after his date of hire, accumulated at an assumed interest rate of 8.5% to his normal retirement date, and,
(c)equals the benefit actually payable to him under the terms of the Pension Plan.

The plan provides for a monthly in-service benefit if the President of the Company continues employment after his normal retirement date.

Non-Qualified Deferred Compensation

The following table provides information regarding the Company’s non-qualified deferred compensation plan for the executive officers named in the Summary Compensation Table as of December 31, 2012.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year (a) ($)	Aggregate Earnings in Last Fiscal Year (b) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End (c) ($)

Robert L. Moody	—	—	—	—	—

Ross R. Moody	47,713	37,886	135,196	—	1,049,709

Brian M. Pribyl	11,658	7,661	40,459	—	292,223

Charles D. Milos	13,972	7,082	81,050	—	609,409

S. Christopher Johnson	17,808	3,681	18,785	—	152,072

Note: Columns with no data have been omitted.

(a)	Registrant contributions are reflected in the “All Other Compensation” column in the Summary Compensation Table and are not additional earned compensation.

(b)	The investment options under the plan consist of a selection of mutual funds identical to those available to all employees through the 401(k) plan.

(c)
Balances in the plan are settled in cash upon the termination event selected by the officer and distributed either in a lump sum or in annual installments. Deferred amounts represent unsecured obligations of the Company.

Potential Payments Upon Termination or Change in Control

Other than the Company’s 1995 Stock Option and Incentive Plan and 2008 Incentive Plan, the Company has no contract, agreement, plan, or arrangement, written or unwritten, that provides for payment to any officer at, following, or in connection with any termination, severance, retirement or a constructive termination, or a change in control of the Company or a change in any officer’s responsibilities.

The 1995 Stock Option and Incentive Plan governs certain of the stock option grants held by our executive officers.  Our executive officers are not entitled to any benefits under our 1995 Stock Option and Incentive Plan that are not available to other participants.  The 1995 Stock Option and Incentive Plan includes the following change in control provisions, which would result in the accelerated vesting of outstanding option grants:  In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable.  The Committee, in its discretion, may determine that upon the occurrence of a Change in Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock over (ii) the exercise price per share, if applicable, of Common Stock set forth in such Award.  The provisions contained in the preceding sentence shall be inapplicable to an Award granted within six (6) months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of Section 16(a) of the 1934 Act.  If the consideration offered to shareholders of the Company in any transaction described in this paragraph consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.  The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

The 2008 Incentive Plan governs certain of the stock option grants and/or SARs held by our executive officers and provides for the acceleration of vesting of all awards upon a change in control of the Company. The 2008 Incentive Plan includes the following change in control provisions, which would result in the accelerated vesting of outstanding award grants:  The Committee may provide in an option agreement and/or Stock Appreciation Rights agreement that in the event of a Change in Control of the Company, (i) all or a portion of the stock options and/or any Stock Appreciation Rights awarded under such agreement shall become fully vested and immediately exercisable and/or (ii) the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control.

Our executive officers hold option grants under both the 1995 Stock Option and Incentive Plan and the 2008 Incentive Plan. Option Grants under the 1995 Stock Option and Incentive Plan and the 2008 Incentive Plan will immediately vest upon a change in control.  The following table depicts potential benefits for our executive officers as a result of a change in control.  Such termination is assumed to occur on January 1, 2013.

Named Executive Officer	Intrinsic Value of Accelerated Equity (1) ($)

Robert L. Moody	742,920

Ross R. Moody	530,189

Brian M. Pribyl	77,568

Charles D. Milos	159,780

S. Christopher Johnson	68,280

(1)Value is based upon the closing selling price per share of our Class A Stock on the NASDAQ Global Select Market on December 31, 2012, the last trading day of 2012, which was $157.74.

Director Compensation

The following table sets forth the compensation for 2012 for those individuals who served as members of the Company’s Board of Directors during 2012 (excluding named executive officers whose director compensation is included in the Summary Compensation Table).

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)		Total ($)

Stephen E. Glasgow	34,800	—	28,670	(a)	63,470

E. Douglas McLeod	28,200	—	952	(b)	29,152

Russell S. Moody	28,200	—	700	(c)	28,900

Frances A. Moody-Dahlberg	29,400	—	6,808	(d)	36,208

Louis E. Pauls Jr.	34,800	—	14,229	(e)	49,029

E. J. Pederson	34,800	—	952	(f)	35,752

Note: Columns with no data have been omitted.

(a)	The amount shown for Mr. Glasgow includes $27,718 value of the Company’s Group and Excess Benefit Plans, $252 for the taxable value of supplemental life coverage and $700 in gifts.

(b)	The amounts shown for Mr. McLeod represents $252 for the taxable value of supplemental life coverage, and $700 in gifts.

(c)	The amount shown for Mr. Moody is $700 in gifts.

(d)	The amount shown for Ms. Moody-Dahlberg is $252 for the taxable value of supplemental life coverage, $5,856 value of the Company's Excess Benefit Plans, and $700 in gifts.

(e)	The amount shown for Mr. Pauls includes $13,509 value of the Company’s Group Benefit Plans, $20 for the taxable value of supplemental life coverage, and $700 in gifts.

(f)	The amount shown for Mr. Pederson includes $252 for the taxable value of supplemental life coverage and $700 in gifts.

All directors of the Company currently receive $24,000 a year and $600 for each board meeting attended. They are also reimbursed for actual travel expenses incurred in performing services as directors.  An additional $600 is paid for each committee meeting attended.  However, a director attending multiple meetings on the same day receives only one meeting fee.  Directors of the Company’s subsidiary, NWL Investments, Inc., receive $250 annually.  Directors of the Company’s subsidiary, NWLSM, Inc., receive $1,000 per board meeting attended.  Nonemployee directors of the Company’s subsidiary, NWL Services, Inc., receive $1,000 per board meeting attended.  Directors of the Company’s downstream subsidiaries, Regent Care General Partner, Inc., and Regent Care Operations General Partner, Inc., receive $250 per board meeting attended.  Directors of the Company’s downstream subsidiary, Regent Care Limited Partner, Inc., receive $500 per board meeting attended.  The amounts paid pursuant to these arrangements are included in the Summary Compensation Table of this Item.  The directors and their dependents are also eligible to participate in the Company’s group insurance program.

Directors of the Company are eligible for restricted stock awards, incentive awards, and performance awards under the National Western Life Insurance Company 1995 Stock Option and Incentive Plan and 2008 Incentive Plan.  Company directors, including members of the Compensation and Stock Option Committee, are eligible for nondiscretionary stock options.

No SARs or stock options were awarded during calendar year 2012 to directors.

PROPOSAL 2:  RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

KPMG LLP, an independent registered public accounting firm, has served as our independent auditors since 2005 and audited our consolidated financial statements for the year ended December 31, 2012.  The audit committee is directly responsible for the appointment of our independent registered public accounting firm and has appointed KPMG LLP to audit our financial statements for the year ending December 31, 2013.  Shareholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our Amended and Restated Bylaws or other applicable legal requirement.  However, the appointment of KPMG LLP is being submitted to the shareholders for ratification.  If the shareholders do not ratify the appointment of KPMG LLP, the audit committee will evaluate the shareholder vote when considering the selection of an independent registered public accounting firm for the 2013 fiscal year and reconsider whether or not to retain the firm.  Even if the appointment is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

KPMG LLP has billed National Western and its subsidiaries the aggregate fees set forth in the table below for 2012 and 2011:

	2012	2011
	(In thousands)

Audit Fees (1)	$628	680
Audit Related Fees (2)	—	30
Tax Fees	—	—
All Other Fees	—	—

Total	$628	710

(1)These represent the aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s consolidated annual financial statements for the years ended December 31, 2012 and 2011 and reviews of the condensed consolidated financial statements included in the Company quarterly reports on Form 10-Q for the years then ended and the audit of internal control over financial reporting as of December 31, 2012 and 2011.  These amounts include out-of-pocket and travel related reimbursements of $0 for 2012 and $62,000 for 2011.
(2)KPMG LLP billed $30,000 for the year ended December 31, 2011 pertaining to actuarial services rendered as part of their audit involving the Company's implementation of a new reserving system.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor of the Company.  The policy requires that all services the Company’s independent auditor may provide to the Company, including audit services and permitted audit-related and non-auditor services, be pre-approved by the Committee.  The Committee approved all audit and non-audit services provided by KPMG LLP during 2012.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.  All proxies executed and returned will be voted “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 unless the proxy specifies otherwise.

PROPOSAL 3: APPROVAL OF THE EXECUTIVE
OFFICER BONUS PROGRAM

The National Western Life Insurance Company Executive Officer Bonus Program was created to attract and retain the best available executive officers to be responsible for the management, growth, and success of the Company's business and to provide an incentive for such individuals to exert their best efforts on behalf of the Company and its shareholders. Accordingly, the Board and the Compensation Committee adopted the Executive Officer Bonus Program in December 2012, subject to shareholder approval, as the successor to the 2010 Executive Officer Bonus Program. The Executive Officer Bonus Program will permit incentive compensation bonus awards to be structured to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

Background

Section 162(m) of the Code disallows a deduction to the Company for any compensation paid to a “covered employee” in excess of $1 million per year, subject to certain exceptions. In general, “covered employees” include the chief executive officer and the other most highly compensated executive officers of the Company who are in the employ of the Company and are officers at the end of any particular fiscal year. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for “performance-based compensation.” In general, those requirements include the establishment of objective performance goals for the payment of such compensation by a committee of the Board composed solely of two or more outside directors, shareholder approval of the material terms of such compensation prior to payment, and certification by the committee that the performance goals for the payment of such compensation have been achieved. In addition, when a committee retains the flexibility to develop compensation formulas from among shareholder-approved performance goals, Section 162(m) of the Code requires that those performance goals must be re-approved by shareholders every five years.

Description of the Executive Officer Bonus Program
The Executive Officer Bonus Program will be administered by the Compensation and Stock Option Committee, which is a committee of the Board of Directors composed solely of two or more outside directors. The Compensation and Stock Option Committee, in its sole discretion, has the authority to select the officers (including officers who are directors) to participate in the Executive Officer Bonus Program, to establish the performance goals, and to determine the amounts of incentive compensation bonus payable to any participant.

Awards shall be payable to a participant as a result of the satisfaction of performance goals in respect of the performance period selected by the Compensation and Stock Option Committee (a “Performance Period”). A Performance Period may consist of one or more fiscal years designated by the Compensation and Stock Option Committee in which a performance goal must be satisfied in order for the award or a portion thereof to be payable. Prior to each Performance Period, the Compensation Committee will establish a performance goal or goals for each participant and the payout formula for purposes of determining the award payable to such participant upon the attainment of the performance goal. At the time the performance goals are established by the Compensation and Stock Option Committee, their outcome must be substantially uncertain. Neither the performance goals nor the payout formula may be changed following their establishment, except that the Compensation and Stock Option Committee has the authority to adjust such goals and formulae during a Performance Period for such reasons as it deems equitable to the extent permitted while still satisfying the requirements for qualified performance based compensation under Section 162(m) of the Code.

The performance goals selected by the Compensation and Stock Option Committee shall be limited to the following measures that are set forth in the Executive Officer Bonus Program: sales; net sales; expense management; GAAP profitability; persistency; earnings; earnings per share; pre-tax earnings; net earnings; operating income; operating income before taxes; EBIT; EBITDA; gross margin; revenues; revenue growth; market value added; economic value added; return on equity; return on investments; return on assets; return on net assets; return on capital; return on invested capital; total stockholder return; profit; economic profit; operating profit; capitalized economic profit; net operating profit after tax; net profit before taxes; pre-tax profit; cash flow measures; cash flow return; comparable division or product sales; stock price; market share and/or market penetration; expenses; cost per policy; strategic milestones; or goals related to acquisitions or divestitures, all whether applicable to the Company or one or more subsidiaries or business units or divisions, or any combination thereof as the Compensation and Stock Option Committee may deem appropriate. The goals established by the Compensation and Stock Option Committee for any Performance Period may be expressed in terms of attaining a specified level of the performance measures or the attainment of a percentage increase or decrease in the particular performance measure, and may involve comparisons with respect to historical results of the Company and its subsidiaries and/or operating groups or segments thereof, all as the Compensation and Stock Option Committee deems appropriate. The goals established by the Compensation and Stock Option Committee for any Performance Period may be applied to the performance of the Company relative to a market index, a peer group of other companies, or a combination thereof, all as determined by the Compensation and Stock Option Committee for such Performance Period.

After the end of each Performance Period, the Compensation and Stock Option Committee shall determine the extent to which the performance goal has been achieved or exceeded and the award for each participant for the Performance Period, and the Compensation and Stock Option Committee shall certify such determination in writing. The award for each participant shall be determined by applying the payout formula to the level of actual performance which has been certified by the Committee. The Committee, in its sole discretion, may eliminate or reduce the award payable to any participant below that which otherwise would be payable under the payout formula. Under no circumstances, however, may the Compensation and Stock Option Committee increase the amount of the award otherwise payable to a participant beyond the amount originally established, waive the attainment of the performance goals established by the Compensation and Stock Option Committee, or otherwise exercise its discretion so as to cause any award not to qualify as “performance-based compensation” under Section 162(m) of the Code. Each award under the Executive Officer Bonus Program is intended to qualify as short-term deferrals under Section 409A of the Code and shall be made after the close of the Performance Period, but not later than March 15th immediately following the close of the Performance Period.

Other Terms.  The Executive Officer Bonus Program does not limit the authority of the Company to establish any other annual or other incentive compensation plan or to pay cash bonuses or other additional incentive compensation to employees of the Company. The total amount of all awards payable to any single participant with respect to a single Performance Period may not exceed 4% of the Company's “pre-tax income” for such Performance Period as reported in the Company's Annual Report on Form 10-K. Awards paid pursuant to the Executive Officer Bonus Program will be paid in cash. The Compensation and Stock Option Committee, without the consent of any participant, may amend or terminate the Executive Officer Bonus Program at any time. However, no amendment with respect to, or affecting, awards that would require the consent of the stockholders pursuant to Section 162(m) of the Code shall be effective without such consent.

A copy of the Executive Officer Bonus Program is set forth in Exhibit A to this proxy statement. The foregoing description is a summary of some, but not all, of the essential provisions of the Executive Officer Bonus Program, and is qualified by reference to the full text of the Executive Officer Bonus Program, which is incorporated by reference herein.

Shareholder Approval of the Executive Officer Bonus Program
An affirmative vote of a majority of the shares having voting power present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Executive Officer Bonus Program. Shares that are voted against the approval of the Executive Officer Bonus Program, shares the holders of which abstain from voting for the approval of the Executive Officer Bonus Program, and broker non-votes will not be counted in the total number of shares voted for the approval of the Executive Officer Bonus Program. Abstentions and broker non-votes will be counted as present at the meeting for quorum purposes.

In the event the Executive Officer Bonus Program is not approved by shareholders of the Company, the 2010 Executive Officer Bonus Program will remain in effect or the Compensation and Stock Option Committee will consider the establishment of another annual or other incentive compensation plan.

The Board of Directors recommends a vote FOR approval of the Executive Officer Bonus Program. All proxies executed and returned will be voted “FOR” the Executive Officer Bonus Program unless the proxy specifies otherwise.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of the Company's non-employee independent directors. The Audit Committee of the Board is responsible for the appointment and compensation of the independent auditors for the Company, reviewing the activities and independence of the independent auditors, including the plan and scope of the audit and audit fees, monitoring the adequacy of the reporting and internal controls, oversight of any internal audit function, meeting periodically with management and the independent auditors, and resolving any disagreements between management and the independent auditors. Under the NASDAQ Listing Rules and federal securities laws, all of the members of the Audit Committee are independent.

KPMG LLP, Dallas, Texas, was the Company's independent registered public accounting firm with respect to the Company's consolidated financial statements for the year ended December 31, 2012. Audit services performed by KPMG consist of the audit of the statutory and consolidated GAAP basis financial statements of the Company and its subsidiaries for such year, preparation of various reports based thereon, and services related to the filings with the Securities and Exchange Commission. In addition, KPMG audits the design and operating effectiveness of the Company's internal controls over financial reporting. The Audit Committee has received periodic reports as to the Company's own testing and evaluation of its internal controls, as well as that of KPMG.

The Disclosure Committee is a committee of senior officers of the Company that reports directly to the Audit Committee. It is responsible for evaluating disclosure controls and procedures and for gathering, analyzing, and disclosing information as required to be disclosed under the securities laws. It assists the CEO and CFO with their responsibilities of making the required certifications under the securities laws regarding the Company's disclosure controls and procedures. It ensures that material financial information is properly communicated up the Company's hierarchy to the appropriate person(s) and that all disclosures are made in a timely fashion. The Disclosure Committee meets on a monthly basis.

In discharging its oversight responsibility to the audit process, the Audit Committee reviewed and discussed with KPMG the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Additionally, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that bear on the auditors' independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors and satisfied itself as to the auditors' independence.

The Committee reviewed and discussed the audited consolidated financial statements of National Western Life Insurance Company as of and for the year ended December 31, 2012, with management and the independent auditors. Management has the responsibility for the preparation of National Western's consolidated financial statements, and the independent auditors have the responsibility for the examination of those statements.

Based on these reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that National Western's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Louis E. Pauls, Jr., Chairman
E. J. Pederson
Stephen E. Glasgow

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that National Western specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the 2012 Annual Report to Shareholders of National Western Life Insurance Company for the year ended December 31, 2012 has been provided concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report to Shareholders is not incorporated by reference into this proxy statement and is not considered proxy solicitation material.

The Company's Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 18, 2013, including any financial statements but without exhibits, is available at www.nationalwesternlife.com or may be viewed at the United States Securities and Exchange Commission (“SEC”) Public Reference Room in Washington, D.C. or at the SEC's Internet site at www.sec.gov; and may also be obtained without charge by written request to the Secretary, National Western Life Insurance Company, 850 East Anderson Lane, Austin, Texas 78752-1602.

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at our next annual meeting of shareholders. In order for a shareholder proposal to be eligible for inclusion in the proxy statement and form of proxy for next year's annual meeting pursuant to Rule 14a-8(e) of the Exchange Act, the proposal must be received by the Secretary of National Western at 850 East Anderson Lane, Austin, Texas 78752-1602 not later than January 3, 2014, the date that is at least 120 days prior to May 3, 2014, the anniversary date that this proxy statement was first made available to shareholders. Such proposals must meet all of the requirements of applicable Colorado law and the rules and regulations promulgated by the SEC (including the requirements of Rule 14a‑8) to be eligible for inclusion in our 2014 proxy materials. While the Board of Directors will consider shareholder proposals, we reserve the right to omit from our proxy statement and form of proxy shareholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Shareholders may contact the Secretary at our principal executive office located at 850 East Anderson Lane, Austin, Texas 78752-1602 for a copy of the relevant amended and restated bylaw provisions regarding the requirements for making shareholder proposals.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NASDAQ Global Market. The Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4, and 5 and any amendments thereto that they file. Based solely on our review of the copies of such forms that we have received and, where applicable, any written representations by any of them that no Form 5 was required, we believe that with respect to the year ended December 31, 2012, all the Reporting Persons complied with the applicable filing requirements on a timely basis.

OTHER BUSINESS

Management does not intend to present and does not have any reason to believe that others will present at the Annual Meeting any item of business other than those set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters at the discretion and in accordance with the judgment of the person acting under the proxy.

IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE VIA THE INTERNET OR BY PHONE, OR COMPLETE, SIGN, DATE, AND RETURN A PROXY CARD.

By Order of the Board of Directors

/S/ James P. Payne
James P. Payne
Senior Vice President and Secretary

Austin, Texas
May 3, 2013

EXHIBIT A
National Western Life Insurance Company
Executive Officer Bonus Program

SECTION 1
OBJECTIVE
The objective of this National Western Life Insurance Company Executive Officer Bonus Program (the “Plan”) is to attract and retain the best available executive officers to be responsible for the management, growth, and success of the business, and to provide an incentive for such individuals to exert their best efforts on behalf of the Company and its shareholders. The Company intends that all Awards payable or provided for under this Plan be considered “qualified performance-based compensation” within the meaning of Code section 162(m), and this Plan shall be interpreted accordingly.

SECTION 2
DEFINITIONS
The following words and phrases, when used herein, shall have the following meanings unless a different meaning is plainly required by the context:
2.1    “Award” means, as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. The actual award is determined by the Payout Formula for the Performance Period, subject to the Committee's authority under Section 3.3 to reduce or eliminate the award otherwise determined by the Payout Formula.

2.2    “Board” means the Board of Directors of the Company.

2.3    "Change in Control" shall mean, after the effective date of the Plan, the occurrence of any one or more of the events described below:

(a)Any "person," as such term is used in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

(b)During any period of two (2)-consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two (2)-year period or whose election or nomination for election was previously so approved;

(c)The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a reorganization, recapitalization, or similar transaction in which no "person" acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

(d)The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

2.4    “Code” means the Internal Revenue Code of 1986, as amended, including the valid regulations promulgated pursuant thereto.

2.5    “Committee” means the Compensation and Stock Option Committee of the Board, which shall consist of two or more qualified members of the Board. The members of the Committee shall be “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended; shall be “outside directors” within the meaning of Code section 162(m); and, to the extent required to satisfy applicable requirements of the Listing Standards, shall satisfy the independence requirements of such Listing Standards. Notwithstanding the foregoing, the failure of a Committee member to qualify as a “non-employee director” or “outside director” or to satisfy such Listing Standards shall not invalidate the payment of any Award under the Plan.

2.6    “Company” means National Western Life Insurance Company, a Colorado corporation, and any successor thereto.

2.7    “Covered Employee” means a person designated by the Committee as likely to be a “covered employee” (as such term is defined under Code section 162(m)) with respect to a given fiscal year of the Company for which or in which an Award is payable. An employee of the Company may be designated as a Covered Employee hereunder even if the employee is in fact not a “covered employee” for purposes of Code section 162(m).

2.8    “Determination Date” means as to any Performance Period, (a) the first day of the Performance Period or (b) if later, the latest date possible that will not jeopardize any Awards for that Performance Period from constituting qualified performance-based compensation under Code section 162(m).

2.9    “Disability” means an inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration, as determined by the Committee in its discretion.

2.10    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11    “Listing Standards” shall mean the applicable listing standards of the NASDAQ Stock Market (“NASDAQ”) or, if the stock of the Company is not listed on the NASDAQ, of any exchange or self-regulatory organization on which such stock is then listed.

2.12    “Participant” means, as to any Performance Period, a Covered Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.13    “Payout Formula” means, as to any Performance Period, the objective formula, standard, or payout matrix established by the Committee pursuant to Section 3.2(a)(ii) for purposes of determining the amount of the Awards (if any) to be paid to Participants based solely upon the attainment of the designated Performance Goal(s) for such period. The formula, standard, or matrix may differ from Participant to Participant, but must be sufficiently objective so that a third party with knowledge of the relevant performance results could calculate the amount of the Award with respect to each Participant.

2.14    “Performance Goal” means the level of attainment by the Participant(s) of the performance measure(s) designated by the Committee for a Performance Period pursuant to Section 3.2(a)(i). Unless amended with any required shareholder approval in accordance with Section 7.1, performance measures which may serve as determinants of Performance Goals shall be limited to the following measures (which may relate to the Company and/or one or more business units, divisions or subsidiaries and which may be adjusted in accordance with Section 3.2(c)):

(a)    sales (net placed annualized target premium for life business and total placed premium for annuity business);

(b)    net sales;

(c)    expense management (ratio of actual Company expenses (excluding bonuses and, for Participants who are domestic marketing officers, excluding agent health claims, agent reserve balance changes, and sales conference expenses and, for Participants who are international marketing officers, excluding sales conference expenses) to a sales unit of production);

(d)    GAAP profitability (the Company's GAAP operating earnings (net of federal income taxes and excluding realized gains and losses on investments) for the Performance Period as a percentage of the Company's beginning GAAP stockholders' equity for such period);

(e)    persistency (for a designated period, the ratio of actual persistency to expected (pricing) persistency);

(f)    earnings;

(g)    earnings per share;

(h)    pre-tax earnings;

(i)    net earnings;

(j)    operating income;

(k)    operating income before taxes;

(l)    EBIT (earnings before interest and taxes);

(m)    EBITDA (earnings before interest, taxes, depreciation and amortization);

(n)    gross margin;

(o)    revenues;

(p)    revenue growth;

(q)    market value added;

(r)    economic value added;

(s)    return on equity;

(t)    return on investments;

(u)    return on assets;

(v)    return on net assets;

(w)    return on capital;

(x)    return on invested capital;

(y)    total stockholder return;

(z)    profit;

(aa)    economic profit;

(bb)    operating profit;

(cc)    capitalized economic profit;

(dd)    net operating profit after tax;

(ee)    net profit before taxes;

(ff)    pre-tax profit;

(gg)    cash flow measures;

(hh)    cash flow return;

(ii)    comparable division or product sales;

(jj)    stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group determined by the Committee);

(kk)    market share and/or market penetration;

(ll)    expenses;

(mm)    cost per policy;

(nn)    strategic milestones; or

(oo)    goals related to acquisitions or divestitures.

The Performance Goals established by the Committee for any Performance Period may be expressed in terms of attaining a specified level of the performance measures or the attainment of a percentage increase or decrease in the particular performance measure, and may involve comparisons with respect to historical results of the Company and its subsidiaries and/or operating groups or segments thereof, all as the Committee deems appropriate. The Performance Goals established by the Committee for any Performance Period may be applied to the performance of the Company relative to a market index, a peer group of other companies or a combination thereof, all as determined by the Committee for such Performance Period.
2.15    “Performance Period” means the period consisting of one or more fiscal years of the Company designated by the Committee during which the Performance Goal must be satisfied in order for an Award or a portion thereof to be payable. Performance Periods may be overlapping.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATIONS OF AWARDS
3.1    Selection of Participants.  On or prior to the Determination Date for any Performance Period, the Committee, in its sole discretion, shall select the Covered Employees who shall be Participants for the Performance Period. In selecting Participants, the Committee shall choose employees who are likely to have a significant impact on the performance of the Company. Participation in the Plan is in the sole discretion of the Committee on a Performance Period by Performance Period basis. Accordingly, a Covered Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Performance Periods.

3.2    Determination of Performance Goals and Payout Formulae.

(a)    On or prior to the Determination Date for a Performance Period, the Committee, in its sole discretion, shall establish in writing, with respect to each Participant for the Performance Period:

(i)    the Performance Goal(s) for the Participant; and

(ii)    the Payout Formula or Payout Formulae for purposes of determining the Award (if any) payable to such Participant upon the attainment of such Performance Goal(s). Each Payout Formula shall be based on a comparison of actual performance to the

Performance Goal and shall provide for the payment of a Participant's Award only to the extent the Performance Goal for the Performance Period is achieved.

(b)    At the time the Performance Goals are established by the Committee, their outcome must be substantially uncertain.

(c)    Performance Goals and Payout Formulae shall not be changed following their establishment; provided, however, that the Committee shall have the authority to adjust such goals and formulae during a Performance Period for such reasons as it deems equitable to the extent permitted while still satisfying the requirements for qualified performance-based compensation under Code Section 162(m). Specifically, to the extent permitted under Code Section 162(m) and to the extent applicable, the Committee shall make the following adjustments in determining the attainment of Performance Goals for a Performance Period: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (iii) to exclude restructuring and/or other nonrecurring charges; (iv) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (v) to exclude the cumulative effects of changes to generally accepted accounting principles (or standards) required by the Financial Accounting Standards Board; (vi) to exclude the effects to any statutory adjustments to corporate tax rates; (vii) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles and as such items are specifically identified on the Company's audited financial statements; (viii) to exclude the effect of any change in the outstanding shares of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; and (ix) to exclude any other unusual, non-recurring gains or losses as determined under generally accepted accounting principles and as such items are specifically identified on the Company's audited financial statements.

3.3    Determination of Awards.  After the end of each Performance Period, the Committee shall determine the extent to which the Performance Goal has been achieved or exceeded and the Award for each Participant for the Performance Period, and the Committee shall certify such determination in writing. For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan except for the immediately following sentence, the Committee, in its sole discretion, may eliminate or reduce (but not increase) the Award payable to any Participant below that which otherwise would be payable under the Payout Formula. Notwithstanding anything herein to the contrary, the Committee may not eliminate or reduce the Award payable to any Participant for any Performance Period during which a Change in Control occurs.

3.4    Termination Prior to the Date the Award for the Performance Period is Paid.  If a Participant terminates employment with the Company for any reason after the end of the applicable Performance Period but prior to the date the Award for such Performance Period is paid, the Participant shall be entitled to the payment of the Award for the Performance Period subject to reduction or elimination under Section 3.3 based on the circumstances surrounding such termination of employment.

3.5    Termination Prior to End of the Performance Period for Reasons other than Death or Disability.  If a Participant terminates employment with the Company prior to the end of the applicable

Performance Period for any reason other than death or Disability, the Committee shall reduce the Participant's Award (as determined by the Committee after the end of the Performance Period pursuant to Section 3.3) proportionately based on the date of termination (and subject to further reduction or elimination under Section 3.3 based on the circumstances surrounding such termination of employment).

3.6    Termination Prior to the End of the Performance Period Due to Death or Disability.  If a Participant terminates employment with the Company prior to the end of the applicable Performance Period due to death or Disability, the Participant (or in the case of the Participant's death, the Participant's estate) shall be entitled to the payment of the Award for the Performance Period, subject to reduction or elimination under Section 3.3.

3.7    Leave of Absence.  If a Participant is on a leave of absence at any time during a Performance Period, the Committee may reduce his or her Award proportionately based on the duration of the leave of absence (and subject to further reduction or elimination under Section 3.3).

3.8    Maximum Benefit.  Notwithstanding anything herein to the contrary, the total amount of all Awards paid to any single Participant with respect to a Performance Period shall not exceed four percent (4%) of the Company's “pre-tax income” for such Performance Period. For this purpose, “pre-tax income” means the Company's earnings before income taxes as reported in the Company's audited financial statements, excluding (a) any losses from discontinued operations; (b) extraordinary gains and losses, as such items are specifically identified on such audited financial statements; and (c) the cumulative effect of accounting changes during the fiscal year.

SECTION 4
PAYMENT OF AWARDS
4.1    Right to Receive Payment. Each Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured general creditor of the Company with respect to any payment to which he or she may be entitled.

4.2    Timing of Payment.

(a)    Payments under this Plan for a Performance Period are intended to qualify as short-term deferrals under Code section 409A and shall be made after the close of the Performance Period, but not later than March 15th immediately following the close of the Performance Period.

(b)    If upon the date of a Participant's “separation from service” (as defined for purposes of Code sections 409A(a)(2)(A)(i) and 409A(a)(2)(B)(i)) with the Company and its controlled subsidiaries and affiliates the Participant is a “specified employee” within the meaning of Code section 409A (determined by applying the default rules applicable under such Code section except to the extent such rules are modified by a written resolution that is adopted by the Committee and that applies for purposes of all deferred compensation plans of the Company and its affiliates) and the deferral of any amounts otherwise payable under Plan as a result of Participant's separation from service is necessary to prevent any accelerated or additional tax to the Participant under Code section 409A, then the Company shall defer the payment of any such amounts hereunder until the date that is six months following the date of the Participant's separation from service, at which time any such delayed amounts shall be paid or provided to the Participant.

4.3    Form of Payment.  Each Award shall be paid in cash in a single lump sum.

4.4    Payment in the Event of Death.  If a Participant dies prior to the payment of an Award earned by him or her for a prior Performance Period, the Award, if any, shall be paid to the Participant's estate at the time specified in Section 4.2.

SECTION 5
ADMINISTRATION
5.1    Committee.  The Plan shall be administered by the Committee.

5.2    Committee Authority.  The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as providing for qualified performance-based compensation under Code section 162(m).

5.3    Indemnification Of Committee.  No member of the Committee nor any officer or employee of the Company acting with or on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee, and each officer or employee of the Company acting with it or on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

5.4    Tax and Other Withholding.  The Company shall withhold all applicable taxes and other amounts required by law to be withheld from any payment, including any foreign, federal, state, and local taxes.

5.5    Determinations.  Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

SECTION 6
MISCELLANEOUS PROVISIONS
6.1    Non-transferability.  A Participant's rights under this Plan shall not be assignable, transferable, pledged, hedged or in any manner alienated, whether by operation of law or otherwise. Any assignment, transfer, pledge, or other disposition in violation of the provisions of this Section shall be null and void.

6.2    No Guarantee of Employment or Participation.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employment of the Company.

6.3    No Effect On Benefits.  Awards will constitute special discretionary incentive payments to the Participants and will not be required to be taken into account in computing the amount of salary or compensation of the Participants for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with a Participant, unless the Company specifically provides otherwise.

6.4    Governing Law.  The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code, shall be governed by the law of the State of Texas, without giving effect to conflict or choice of law provisions thereof.

6.5    Unfunded Plan.  The Plan shall be unfunded. The Company may maintain bookkeeping accounts with respect to Participants who are entitled to awards under the Plan, but such accounts shall be used merely for bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by interests in awards nor shall the Plan be construed as providing for any such segregation.

6.6    Binding Effect.  This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, assigns, and personal representatives.

6.7    Construction of Plan.  The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely. The words "hereof,” "herein,” "hereunder" and other similar compounds of the word "hereof" shall, unless otherwise specifically stated, mean and refer to the entire Plan, not to any particular provision or Section. The word “including” and words of similar import when used in this Plan shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified.

6.8    Integrated Plan.  This Plan constitutes the final and complete expression of agreement with respect to the subject matter hereof.

6.9    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

6.10    Waiver. Neither the failure nor any delay on the part of the Company or the Committee to exercise any right, power, or privilege hereunder shall operate as a waiver thereof. No term, condition, or provision of the Plans shall be deemed waived, and there shall be no estoppel against enforcing any provision of the Plans, except through a writing of the party to be charged by the waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless explicitly made so, and it shall operate only with regard to the specific term or condition waived, and shall not be deemed to waive such term or condition in the future, or as to any act other than as specifically waived. No person other than as named or described by class in the waiver shall be entitled to rely on the waiver for any purpose.

6.11    Right of Offset.  The Company will have the right to offset against the obligation to pay an amount to any Participant, any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans or amounts repayable to it pursuant to housing, automobile or other employee programs) such Participant then owes to the Company.

6.12    Application of Code Section 409A.  Notwithstanding any other provision of this Plan to the contrary, the Committee, in its sole discretion and without a Participant's consent, may amend or modify the Plan in any manner to provide for the application and effects of Code section 409A. To the extent any provision of this Plan or any omission from this Plan would (absent this Section) cause amounts to be includable in income under Code section 409A(a)(1), this Plan shall be deemed amended to the extent necessary to comply with the requirements of Code section 409A; provided, however, that this Section shall not apply and shall not be construed to amend any provision of this Plan to the extent this Section or any amendment required thereby would itself cause any amounts to be includable in income under Code section 409A(a)(1).

SECTION 7
AMENDMENT, ADJUSTMENT AND TERMINATION
7.1    Amendment.  Subject to the last sentence of this Section, the Committee may amend the Plan at any time and for any reason; provided, however, that any amendment of the Plan which would (a) increase the maximum amount of compensation payable under Section 3.8, (b) change the specified performance measures under Section 2.14 (as may be adjusted pursuant to Section 3.2(c)), or (c) modify the requirements as to eligibility for participation in the Plan shall not be effective with respect to any Awards or Participants unless the shareholders of the Company approve such amendment in accordance with section 162(m) of the Code. Notwithstanding the foregoing, if applicable tax and/or securities laws change to permit Committee discretion to change the specified performance measures without obtaining shareholder approval of such changes and without any adverse tax or other consequence, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. During any Performance Period in which a Change in Control occurs, the Committee may not amend the Plan in a manner that adversely affects a Participant without the consent of the Participant.

7.2    Code Section 162(m) Compliance.  In the event that Code section 162(m) requires that any special terms, provisions or conditions be included in the Plan in order for an Award to constitute “qualified performance-based compensation,” within the meaning of Code section 162(m), then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan, and notwithstanding any provision in the Plan to the contrary, the Plan, and if applicable, the terms of any grant to a Participant under the Plan, shall be reformed in such manner as the Committee determines is appropriate for an Award to constitute “qualified performance-based compensation,” within the meaning of Code section 162(m).

7.3    Termination.  The Committee may terminate the Plan at any time and for any reason. No Awards shall be paid after the effective date of the termination of the Plan.

SECTION 8
EFFECTIVE DATE
Subject to shareholder approval of the Plan, this amended and restated Plan shall be effective for Performance Periods beginning on or after January 1, 2013, and shall continue thereafter until the Plan is terminated. The material terms of this amended and restated Plan shall be disclosed to the shareholders of the Company for approval in accordance with Code section 162(m). Any Performance Goals and Payout Formulae established prior to shareholder approval of the Plan shall be contingent upon shareholder approval of the Plan.